                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                               WHAT A WORLD!, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

                                       N/A

     (2)  Aggregate number of securities to which transaction applies:

                                       N/A

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                       One fiftieth of one percent (0.02%) of $600,000

     (4)  Proposed maximum aggregate value of transaction: N/A

     (5)  Total fee paid: $120.00

[X] Fee paid previously with preliminary materials:


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                                      REVISED PRELIMINARY COPY
                                                      -------------------------

                               WHAT A WORLD!, INC.
                           10901-B Roosevelt Boulevard
                                    Suite 100
                          St. Petersburg, Florida 33716

                                -----------------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                                -----------------

                                  May 22, 1997

To the Stockholders:

          NOTICE IS HEREBY GIVEN that a Special Meeting (the "Meeting") of Stockholders of WHAT A WORLD!, INC. (the "Company"), a Delaware corporation, will be held at the offices of the Company, 10901-B Roosevelt Boulevard, St. Petersburg, Florida, on May 22, 1997, at 9:00 a.m. (local time) for the following purpose:

          1. To consider and vote on a proposed resolution in favor of the sale of substantially all of the operating assets of the Company, as described in the attached proxy statement.

          2. To transact such other business as may properly come before the Meeting or any adjournment thereof.

          All the above matters are more fully described in the accompanying proxy statement. Under the General Corporation Law of the State of Delaware, stockholders do not have appraisal rights in connection with the sale described therein.

          The Board of Directors has fixed April 4, 1997, as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Meeting, or any adjournment or postponement thereof; and only shareholders of record at the close of business on that date are entitled to notice of and to vote at the Meeting.

          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS ADOPT THE PROPOSED RESOLUTION AUTHORIZING THE SALE OF SUBSTANTIALLY ALL THE OPERATING ASSETS OF THE COMPANY.

          By order of the Board of Directors,

                  DAVID B. CORNSTEIN              DAVID F. MILLER
                  Chairman of the Board           President and Secretary

St. Petersburg, Florida
May 2, 1997

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE BY SENDING WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF THE COMPANY PRIOR TO THE MEETING OR BY ATTENDING THE MEETING AND VOTING YOUR SHARES IN PERSON.

                               WHAT A WORLD!, INC.
                           10901-B Roosevelt Boulevard
                                    Suite 100
                          St. Petersburg, Florida 33716

                               -------------------

                                 PROXY STATEMENT

                               -------------------

      This proxy statement and accompanying form of proxy are being furnished in connection with the solicitation of proxies by the Board of Directors of What A World!, Inc., a Delaware corporation (the "Company" or "WAW'), for use at the Company's Special Meeting of Stockholders to be held on May 22, 1997, at 9:00 a.m. (local time) at the offices of the Company, 10901-B Roosevelt Boulevard, St. Petersburg, Florida, or any adjournment or postponement thereof (the "Meeting"). Copies of this proxy statement, the attached Notice of Special Meeting of Stockholders and the enclosed form of proxy were first mailed to the Company's stockholders on or about May 2, 1997.

      The Proposal. At the Meeting, the Company's stockholders will consider and vote upon a proposed resolution (the "Proposal") in favor of the sale of substantially all of the Company's operating assets. A vote in favor of the Proposal shall be deemed to be a vote of approval or ratification of: (A) the Asset Purchase Agreement dated as of March 7, 1997 (the "Sale Agreement"), between the Company and Natural Wonders, Inc. (the "Buyer" or "Natural Wonders"), and the agreements related thereto, and (B) the sale (the "Sale") of substantially all the assets of the Company, for an aggregate cash consideration of $500,000, subject to adjustment, plus the assumption of certain liabilities, as contemplated by the Sale Agreement, all as more fully described herein. A copy of the Sale Agreement is attached to this proxy statement as Appendix A and incorporated herein by reference. The stockholders of the Company will not have an opportunity to vote separately on the sale of assets and the change in the nature of the business of the Company. Consequently, a vote in favor of the Sale will effectively constitute a vote in favor of changing the nature of the business of the Company. (See, "Business of the Company following the Sale").

      Approval by the Board. The Company's Board of Directors has unanimously approved, and recommends that the Company's stockholders approve the Proposal and approve or ratify the Sale Agreement, the other agreements related thereto and the Sale (collectively, the "Sale Transaction").

      Voting of Proxies. A proxy in the accompanying form, which is properly executed, duly returned to the Secretary of the Company and not revoked, will be voted in accordance with the instructions contained in the proxy. If no instructions are given with respect to any matter specified in the Notice of Special Meeting to be acted upon at the Meeting, the proxies named therein will vote the shares represented thereby FOR the Proposal relating to the Sale Transaction. The Board of Directors currently knows of no other business that will be presented for consideration at the Meeting. Each stockholder who has executed a proxy and returned it to the Secretary of the Company may revoke the proxy by notice in writing to the Secretary of the Company, or by attending the Meeting in person and requesting the return of the proxy, in either case at any time prior to the voting of the proxy. Presence at the Meeting does not itself revoke the proxy. In addition, any later dated proxies returned on a timely basis would revoke proxies submitted prior thereto.

      Solicitation of Proxies. PROXIES ARE BEING SOLICITED BY AND ON BEHALF OF THE COMPANY. Costs of the solicitation will be borne by the Company. In addition to solicitation by the use of mails, proxies may be solicited by directors, officers and employees of the Company in person or by telephone, facsimile transmission or other means of communication. Such directors, officers and employees of the Company will not be additionally compensated, but will be reimbursed for out-of-pocket expenses in connection with such solicitation. Arrangements will also be made with brokers and dealers, custodians, nominees and fiduciaries to assist the Company in the solicitation of proxies, including for forwarding of proxy materials to beneficial owners of common stock held of record by such persons, and the Company will reimburse such brokers, dealers, custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith but will not otherwise compensate such persons.

      The close of business on April 4, 1997, has been fixed as the record date (the "Record Date") for determining the stockholders entitled to notice of and to vote at the Meeting. As of the Record Date, there were 2,118,125 shares of the common stock of the Company, $0.01 par value per share (the "Common Stock") issued and outstanding and entitled to vote.

      Shares Entitled to Vote. Each share of Common Stock entitles the holder thereof to one vote. A majority of the shares of Common Stock issued, outstanding and entitled to vote at the Meeting, present in person or represented by proxy, shall constitute a quorum. Abstentions and broker non-votes are counted as present in determining whether the quorum requirement is satisfied.

      Vote Required. The affirmative vote of the holders of a majority of the shares of Common Stock issued and outstanding will be necessary for the approval of the Proposal relating to the Sale Transaction. Abstentions and broker non-votes will be counted as votes against the Proposal relating to the Sale Transaction. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

      Shares Committed. David B. Cornstein, the Chairman of the Board of the Company, David F. Miller, the President and Secretary of the Company, and Edward
J. Munley, former President of the Company, have agreed to vote their respective shares of Common Stock in favor of the approval of the Proposal relating to the Sale Transaction. Messrs. Cornstein, Miller and Munley represent in the aggregate approximately 54.3% of the issued and outstanding shares of Common Stock. Accordingly, the affirmative vote of Messrs. Cornstein, Miller and Munley will be sufficient to approve such Proposal. No action on the part of any other stockholder will be required to approve the Proposal relating to the Sale Transaction. See "The Sale Transaction--Terms of the Sale Agreement."

      No Appraisal Rights. Under the General Corporation Law of the State of Delaware, stockholders of the Company do not have appraisal rights in connection with the Sale.

      THIS PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM WHAT A WORLD!, INC., 10901-B ROOSEVELT BOULEVARD, SUITE 100, ST. PETERSBURG, FLORIDA 33716, ATTENTION OF DAVID F. MILLER, PRESIDENT AND SECRETARY (TELEPHONE NUMBER (813) 577-9366). IN ORDER TO ENSURE TIMELY DELIVERY OF SUCH DOCUMENTS, ANY REQUEST SHOULD BE DELIVERED TO MR. MILLER BY NO LATER THAN
MAY 9, 1997.

================================================================================

                                   SUMMARY

      The following is a summary, is not complete and is qualified in its entirety by reference to the more detailed information set forth elsewhere in this proxy statement, including the appendices hereto, which stockholders are urged to read in its entirety. Certain capitalized terms used in this summary are defined elsewhere in this proxy statement.

                                   The Meeting

Time, Place, and Purpose

      The Special Meeting will be held at 10:00 a.m. (local time) on May 23, 1997, at the offices of the Company, 10901-B Roosevelt Boulevard, St. Petersburg, Florida, to vote upon the Proposal and to approve the Sale Transaction and to transact such other business as may properly come before the Meeting or any adjournment thereof.

Required Vote

      Approval of a majority of the 2,118,125 shares of Common Stock outstanding on the Record Date has been established as a requirement for the approval of the Sale Transaction in order to comply with the provisions of Section 271 of the Delaware General Corporation Law which requires such approval for the sale of all or substantially all of a corporation's assets. David B. Cornstein, the Chairman of the Board of the Company, David F. Miller, the President and Secretary of the Company, and Edward J. Munley, former President of the Company, have agreed to vote their respective shares of Common Stock in favor of the approval of the Proposal and of the Sale Transaction. Messrs. Cornstein, Miller and Munley represent in the aggregate approximately 54.3% of the issued and outstanding shares of Common Stock. Accordingly, the affirmative vote of Messrs. Cornstein, Miller and Munley will be sufficient to approve such Proposal. No action on the part of any other stockholder will be required to approve the Proposal relating to the Sale Transaction. See "The Meeting -- Quorum and Shares Entitled to Vote, Vote Required and Shares Committed." The holders of a majority of such shares, present in person or represented by proxy, shall constitute a quorum at the Meeting.

Recommendation

      The Board of Directors believes that the Sale Transaction is in the best interest of, and is fair to, the Company and its stockholders. The Board of Directors unanimously recommends that stockholders vote FOR approval of the Sale Transaction. See "The Sale Transaction - Recommendation of the Board of Directors."

                              The Sale Transaction

Terms of the Sale

      Pursuant to the terms of the Sale Agreement, the Buyer has agreed to pay $500,000 in cash, subject to adjustment, and to assume certain liabilities of the Company relating to the assets and business to be transferred. For a more particular description of the Sale Agreement and the assets and liabilities to be transferred to, and assumed by, the Buyer and to be retained by the Company, see "The Sale Transaction Terms of the Sale Agreement, Management Agreement and Related Agreements."

      Consummation of the Sale is subject to the satisfaction of a number of conditions, including obtaining the approval of the stockholders of the Company. See "The Sale Transaction - Terms of the Sale Agreement."
================================================================================

================================================================================
Reasons for the Sale

      The Board of Directors unanimously approved the proposed Sale Transaction, and recommends that stockholders approve the proposed Sale Transaction, for the reasons discussed below under "The Sale Transaction - Background of the Sale,"
" -- The Company's Reason for the Sale," " -- Possible Disadvantages to the Sale," and " -- Recommendation of the Board of Directors."

Conduct of Business after the Sale; Use of Proceeds

      As a result of the Sale, substantially all of the Company's assets will be sold, its liabilities and obligations will be repaid and the Company will become an acquisition company. The Company will be transformed to serve as a vehicle to effect acquisitions, whether by merger, exchange of capital stock, acquisition of assets or other similar business combination (a "Business Combination"), of or with an operating business (an "Acquired Business"). The business objective of the transformed Company (hereinafter, "Post-Sale WAW") will be to effect a Business Combination with an Acquired Business which Post-Sale WAW believes has significant growth potential. Post-Sale WAW intends to utilize its remaining cash, equity, debt or a combination thereof in effecting a Business Combination. See "Business of the Company Following the Sale".

      The Company plans to use the cash proceeds from the Sale to repay debt, fund transactional expenses and pay ongoing general and administrative costs. The Company may use the remainder of the net proceeds, if any, for general corporate purposes and to seek acquisition candidates.

Potential Effect of Sale upon Holders of Common Stock

      As the Company has had to date (and, it is anticipated, will have for the foreseeable future) no earnings, stockholders will receive no dividends for some time, if at all. There can be no assurance that stockholders will receive any payments as a result of the Sale or upon the liquidation or reorganization of the Company.

Accounting Treatment of the Sale

      For accounting purposes, the Sale will be presented as discontinued operations in the first quarter of Fiscal 1997 and will result in a loss to the Company of approximately $868,000. In addition, during the period February 2, 1997, through March 9, 1997, the Company operated its business consistent with its past practices and incurred net operating losses of approximately $231,000 during such period. The Company will be liable for a maximum closing penalty of $45,000, pursuant to the Sale Agreement, if the closing occurs between April 15, 1997, and May 31, 1997. The Company will be reimbursed for up to $100,000 of reimbursable and documented legal costs and expenses relating to the Sale Agreement. The Company also expects to incur approximately $100,000 of nonreimbursable legal costs and other expenses relating to the sale transaction subsequent to February 1, 1997. See "Unaudited Pro Forma Financial Information."

Federal Income Tax Consequences of the Sale

      The Sale will be reported as a sale of assets for federal income tax purposes. See "The Sale Transaction - Federal Income Tax Consequences of the Sale" and "Unaudited Pro Forma Financial Information".

Pro Forma Financial Information

      See "Unaudited Pro Forma Financial Information" for certain pro forma financial information with respect to the Sale Transaction.
================================================================================

No Dissenters' Rights of Appraisal

      Under the General Corporation Law of the State of Delaware, stockholders of the Company do not have appraisal rights in connection with the Sale. See "Business Plan for the Post-Sale WAW - Absence of Dissenters' Rights of Appraisal."

                              AVAILABLE INFORMATION

      The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements (if required) and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by the Company with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.

                       DOCUMENTS INCORPORATED BY REFERENCE

      The following documents previously filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934 are incorporated by reference into this document;

      (1) The Company's Annual Report on Form 10-KSB for the fiscal year ended February 3, 1996;

      (2) The Company's Quarterly Report on Form 10-QSB for the three months ended May 4, 1996;

      (3) The Company's Quarterly Report on Form 10-QSB for the three months ended August 3, 1996;

      (4) The Company's Quarterly Report on Form 10-QSB for the three months ended November 2, 1996;

      (5)   The Company's Current Report on Form 8-K dated March 26, 1996; and

      (6) The Description of the Company's Common Stock contained in the Company's Registration Statement on Form SB-2 (No. 33-84774), filed under the Securities Act of 1933, as amended, with the Commission on October 4, 1994.

      All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this proxy statement and prior to the date of the Meeting shall be deemed to be incorporated herein by reference from the date of filing such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein (or in any subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

                                   THE MEETING

      Quorum; Shares Entitled to Vote. As of the Record Date, 2,118,125 shares of Common Stock of the Company were issued and outstanding and entitled to vote at the Meeting. The holders of a majority of such shares, present in person or represented by proxy, shall constitute a quorum at the Meeting. Any stockholder present in person or by proxy who abstains from voting on any particular matter described herein will be counted for purposes of determining a quorum. An abstention from voting or a broker's non-vote by a stockholder will have the same effect as a vote against such matter by such stockholder.

      Vote Required. Approval of a majority of the 2,118,125 shares of Common Stock of the Company outstanding on the Record Date has been established as a requirement for the approval of the Sale Transaction in order to comply with the provisions of Section 271 of the Delaware General Corporation Law which requires such approval for the sale of all or substantially all of a corporation's assets.

      Shares Committed. David B. Cornstein, the Chairman of the Board of the Company, David F. Miller, the President and Secretary of the Company, and Edward
J. Munley, former President of the Company, have agreed irrevocably to vote their respective shares of Common Stock in favor of the approval of the Proposal relating to the Sale Transaction. Messrs. Cornstein, Miller and Munley represent in the aggregate approximately 54.3% of the issued and outstanding shares of Common Stock. Accordingly, the affirmative vote of Messrs. Cornstein, Miller and Munley will be sufficient to approve such Proposal. No action on the part of any other stockholder will be required to approve the Proposal relating to the Sale Transaction.

      Voting of Proxies. Proxies in the accompanying form, which are properly executed and duly returned to the Secretary of the Company and not revoked prior to exercise, will be voted in accordance with the instructions contained therein. If a proxy is executed and returned without instructions as to how it is to be voted, such proxy will be voted in favor of the Proposal to approve the Sale Transaction. Each proxy granted pursuant to this solicitation is revocable and may be revoked at any time prior to its exercise, provided written notice of revocation is received by the Secretary of the Company prior to the Meeting. A stockholder who attends the Meeting in person may, if he or she wishes, vote by ballot at the Meeting, thereby canceling any proxy previously given by such stockholder.

      Solicitation of Proxies. Officers and employees of the Company may solicit proxies by personal interview, mail, telegraph or telephone. The Company may also retain third parties to solicit proxies from stockholders. Brokers, bankers and other nominees will be reimbursed for out-of-pocket and other reasonable clerical expenses incurred in obtaining instructions from beneficial owners of the Company's Common Stock. The cost of preparing this proxy statement and all other costs in connection with solicitation of proxies for the Meeting are being borne by the Company.

      Even if you plan to attend the Meeting in person, please sign, date and return the enclosed proxy promptly. If you attend the Meeting, your proxy will be voided and you can vote in person. A postage-paid return-addressed envelope is enclosed for your convenience. Your cooperation in giving this matter your immediate attention and in returning your proxy will be appreciated.

                              THE SALE TRANSACTION

BACKGROUND OF THE SALE

      The terms of the Sale are the result of arm's-length negotiations between the Company and Natural Wonders. The following is a brief description of the negotiations leading to the execution of the Sale Agreement.

      After the Company's disappointing financial performance for the fiscal year ended in February 1996, the Board of Directors determined to make a number of changes which it believed could strengthen the organization and improve sales. Mr. Munley, a member of the Board, resigned as President of the Company in March 1996 and was replaced by Mr. Miller, also a member of the Board. A number of measures were taken to strengthen merchandise planning and maintenance as well as improve product assortments and in-stock positions. In addition, several cost saving initiatives, at both the store level and in the corporate office, were implemented by management. At about the same time, the Company approached Whale Securities Co., L.P., the underwriter of the Company's 1994 initial public offering of securities ("Whale"), to ask if it knew of another entity with which the Company could effect a business combination. Whale was neither engaged to find such entity nor paid for its services. Whale suggested a company in the same business as the Company (the "Competitor") which was much larger than the Company and, in February 1996, certain directors of the Company met with the president of the Competitor. A confidentiality agreement was signed and financial and other information was delivered to the Competitor. No offer from the Competitor for a transaction involving all or substantially all of the Company was ever made, whether by merger, or stock or asset sale. In May 1996, the Competitor advised the Company that it was not interested in pursuing further a possible combination. No reasons were given by the Competitor for its lack of interest in pursuing a business combination.

      Based upon the Company's significant losses, working capital deficit and considerable ongoing capital requirements, including the substantial monthly rental and other expenses under its store leases, the Board of Directors determined that unless external funding, such as from the sale of equity securities or bank and other borrowings, was made available to the Company, it would not survive through the 1996 Christmas selling season. As no alternative sources of funds were available, in August 1996, Messrs. Cornstein, Miller and Jones entered into a commitment to make seasonal loans, in the aggregate amount of $600,000, to the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." Despite increases in the Company's year-end sales, the Board of Directors considered it unlikely that additional funding from external sources, in sufficient amounts and on satisfactory terms, would be available, particularly in view of the Company's significant cash requirements for the operation of the Company's existing stores and seasonal store program and the substantial central office overhead which was greater than the amount which the Company's level of operations could support.

      Preliminary discussions between the Company and Natural Wonders regarding a possible business combination were initiated by Mr. Miller of the Company and held late in the Summer of 1996. In September 1996, Natural Wonders declined to pursue an acquisition of the Assets (as hereinafter defined) at the Company's proposed price range of $1 to $2 million. The Company had hoped to receive approximately book value. In October 1996, Mr. Miller again approached Natural Wonders to determine whether it continued to have an interest concerning a possible transaction. The Nature Company, formerly a subsidiary of CML Group, Inc., one of two major competitors (along with Natural Wonders) in the market segment, had recently been acquired and Mr. Miller believed it would not be interested in entering into a transaction with the Company. In addition, the financial results of the Company had been very negative. Representatives of Natural Wonders indicated that they might have an interest, but stated that they would not be willing to focus on any possible transaction during the Christmas season. However, they indicated they would endeavor to contact the Company in early 1997.

      As a result of cash flow shortfalls during the Christmas season, Mr. Miller contacted the Buyer in January 1997 and negotiations between the parties were renewed. In the course of discussions between the parties, Natural Wonders indicated that it would be willing to assume the Company's obligations under its store leases, even if any requisite landlord consents to assignment were not obtained, provided that the Company agree to enter into a mutually acceptable alternative arrangement if any assignment was not forthcoming.

      Initially, Mr. Miller worked with Mr. Michael J. Waide, Senior Vice President-Finance and Ms. Kathleen M. Chatfield, President, of Natural Wonders. Mr. Cornstein also participated in negotiations at the later stages. The negotiations developed first a preliminary understanding and subsequently agreed-upon principles concerning: (i) the cash purchase price, (ii) the scope of the assets purchased and the liabilities assumed (and of those not purchased and assumed), (iii) the use by Natural Wonders of certain employees of the Company and (iv) the timing and implementation of a possible transaction. The material issues discussed and agreed upon by the parties are set forth in the Sale Agreement. See "- Terms of the Sale Agreement, Management Agreement and Related Agreements."

      The selling price for the Assets was first discussed in January 1997 and, initially, the respective expectations of the parties reflected divergent views primarily on the effect of the capital lease obligations on the book value at the Company's operating assets. The Company hoped to realize proceeds of sale at or close to the book value of the assets while Natural Wonders maintained that it could pay only a fraction of such amount. The sale price in the Sale Agreement was arrived at as a result of the parties negotiating from their positions.

      In February 1997, concurrent with its negotiation with Natural Wonders, the Company was contacted by Natural Surroundings of Connecticut, Inc., a specialty retailer in the same business as the Company, which had approximately four stores in the Northeast ("NSI"). During its preliminary discussions with the Company, NSI conveyed a tentative proposal to purchase the Company. After its own preliminary analysis, NSI determined that it lacked sufficient financing both to acquire the Company and to provide working capital for its ongoing operations. NSI did not make a formal offer for a possible transaction with the Company. In late February and early March 1997, NSI again approached the Company with an informal proposal to merge into the Company, indicating its belief that financing to operate the business might be procured in the future. However, NSI advised the Company in March 1997 that it anticipated that it would be unable to obtain funding for a transaction with the Company, and thereupon abandoned its pursuit of negotiations with the Company. The Company believed that such party would not obtain landlord approval to assignment of the Company's store leases as quickly as such approval might be obtained by Natural Wonders. In addition, any transaction would have to include a provision that the acquirer satisfy the Company's obligations to its landlords, regardless of whether the leases were formally assigned by the Company. Furthermore, in the opinion of the Company, NSI did not have available to it the funds to satisfy the Company's obligations to the landlords in the event such approvals were not obtained.

      The Board then proceeded to review the final terms of the Sale to Natural Wonders, commencing with the aggregate consideration of $500,000 (subject to adjustment) together with the assumption of certain liabilities. The Board discussed in detail the fairness of the price, and the likelihood that any other prospective buyer would emerge or be willing to pay a price equal to or exceeding that offered by the Buyer prior to the time available cash on hand would be exhausted.

      The Board then reviewed the advantages to be gained by proceeding with the Buyer under the terms set forth in the proposed Sale Agreement. In light of the alternatives determined by the Board of Directors to be available to the Company, which were to either seek protection under the Bankruptcy Code or enter into the Sale Agreement, the Board of Directors determined to its satisfaction the fairness of the Sale to the Company and the stockholders, and that it was not necessary to engage, at a considerable cost which the Company could not reasonably afford, any investment banking firm to render an opinion regarding the fairness of the transaction. The Company dealt directly with Natural Wonders and NSI. No merchant or investment banking or other outside firm was consulted either in connection with the negotiation of the Sale Transaction or the valuation thereof.

      The Board was provided with copies of the Sale Agreement for its review prior to its execution, and members of the Company's management and counsel were made available to the Board. The Board was also provided with copies of the other agreements ancillary to the Sale Agreement. The Board had an opportunity to discuss issues relating to NSI and the Competitor, and the competitive situation in the mall-based specialty retail market segment with the Company's management and counsel. Participants in such discussion were the members of the Board of Directors, Messrs. Cornstein, Miller and Munley (all directors and, respectively, the Chairman of the Board, President and former President of the Company), Mr. Kaplan (a director and the outside legal counsel) and Mr. Jones (a director). Also participating were Mr. Lappin and Ms. Shanfelter (the Company's Vice President-Finance and Vice President-Marketing, respectively). (Ms. Shanfelter subsequently resigned to pursue other opportunities.)

      In discussing the Sale, management discussed with the Board its unsuccessful efforts to develop other alternatives open to the Company, including (A) continuing the then current specialty retail operation, (B) obtaining additional financing and (C) increasing the size and volume of its specialty retail business through permanent and temporary stores. The Board concluded that the Sale would be a more attractive alternative, for the Company, its securityholders and creditors, than bankruptcy or immediate liquidation.

      After reviewing the proposed terms of the Sale Agreement and the prospects for the Company if the Sale Transaction were not approved, the Board of Directors unanimously voted to authorize the execution of the Sale Agreement and to recommend that the stockholders of the Company approve the terms of the Sale Transaction at the Meeting. On March 7, 1997, (i) the Company and the Buyer executed the Sale Agreement and (ii) Messrs. Cornstein, Miller and Munley each executed a separate agreement pursuant to which they irrevocably agreed to vote in favor of the Sale Transaction at the Meeting. The Company and Natural Wonders subsequently publicly announced the Sale Transaction.

THE COMPANY'S REASONS FOR THE SALE

      In considering the Sale, the Board of Directors of the Company took into account various advantages and disadvantages of the Sale to the Company and the stockholders. The advantages identified by the Board of Directors were:

      (a) The Sale Transaction will allow the Company to discontinue a business that has been unprofitable and to allow the Company to pay all of its obligations as they become due without liquidating the Company.

      (b) The Sale Transaction will enable the Company to remain in existence and to seek other opportunities.

POSSIBLE DISADVANTAGES TO THE SALE

      The Company's Board of Directors also identified the following possible disadvantages of the Sale to the Company and the stockholders:

      (a) The transaction will cause the Company to discontinue its specialty retail business;

      (b) The transaction will change the principal business of the Company; and

      (c) The new business of the Company, if any, will be subject to substantial business risks. See "Business Plan for the Post-Sale WAW--Risk Factors".

RECOMMENDATION OF THE BOARD OF DIRECTORS

      The Board of Directors of the Company believes that the Sale Transaction is in the best interests of, and is fair to, the Company and its stockholders. In reaching its decision to approve the Sale, the Board of Directors of the Company considered: (i) the amount and nature of the consideration to be received by the Company; (ii) the proposed business plan for the Company after the Sale; (iii) the financial results of the Company since 1994 and the prospects for the Company; (iv) the lack of additional financing to fund the Company's operations for the next year; (v) the outstanding obligations of the Company, particularly significant lease obligations and liabilities; (vi) the current and historical stock prices of the Common Stock; (vii) the absence of any better offer; (viii) the risks associated with the specialty retail market segment generally; and (ix) the alternatives available to the Company.

       Among the factors considered in evaluating the Buyer's offer, the Board of Directors of the Company noted:

       (a) The Company has not been profitable since 1993, and there is no assurance that the Company will be sufficiently profitable in the future to service all of the Company's liabilities and obligations. The Board of Directors determined that the Company should seek an opportunity to conduct future operations, in a related or new industry, so as to provide the potential for a return for stockholders.

      (b) The Sale provides a means of enabling the Company to satisfy or pay all of its current liabilities and obligations (other than the store leases). See "Business of the Company Following the Sale" and "Business Plan for the Post-Sale WAW".

      (c) The Company previously had discussions with NSI and the Competitor and tried to solicit them with respect to acquiring the Assets. No party indicated an interest in matching or exceeding the Buyer's offer, and no other party has approached the Company with an offer equal to or greater than the Buyer's offer.

      (d) The Buyer will pay cash for the Assets, so there is no risk involved to the Company or the stockholders with the form of consideration.

      While certain companies expressed an initial interest in the Company, none of such companies was willing to make an offer for the Company in its entirety.

      The Board believes that there should be a value placed on the possibility that the Company may be able to generate returns for its stockholders in the future through its post-Sale acquisition strategy. See "Business of the Company Following the Sale" and "Business Plan for the Post-Sale WAW".

      The Board believes, therefore, that the Buyer's offer is the best offer available to satisfy the Company's liabilities and obligations and to preserve the Company for a possible future return to its stockholders.

      After considering these factors and the additional factors discussed above (to which the Board did not assign specific weights), the Board approved the Sale Transaction, and recommends that the stockholders approve the Proposal and approve and ratify the Sale Transaction.

CONDUCT OF BUSINESS AFTER THE SALE; USE OF PROCEEDS

      Consummation of the proposed Sale will terminate the Company's unique specialty retail business, selling nature and science products, which constitutes all of the Company's present operations. After collection of the Company's accounts receivable and payment of its accounts payable, the Company will have no operating business. The Company intends to look for acquisition candidates for a new business for the Company. See "Business of the Company Following the Sale".

      The Board will explore any opportunities which arise in the future which it believes are in the best interests of the Company's stockholders. Such opportunities include selling the stock of the Company to raise capital to make an acquisition or to merge with a privately-held company. Any such acquisition would depend on the availability of attractive acquisition candidates and the Company's ability to finance any such acquisition. The Company has not identified any acquisition candidates or the availability of financing arrangements and there can be no assurance that any acquisition will be accomplished.

      The Company plans to use the cash proceeds from the Sale to repay its debt, fund transactional expenses and pay ongoing general and administrative costs, which are anticipated to be minimal. The Company may use the remainder of the net proceeds, if any, for general corporate purposes and to seek acquisition candidates, as yet unidentified.

      The Company agreed that, during the term of the Management Agreement, as defined below, it shall maintain its corporate office and distribution center and shall provide the services of two employees of the Company to dedicate a substantial portion of their business time and attention to providing services by the Company required thereunder. See "Terms of the Sale Agreement - The Management Agreement". Thereafter, the Company will either continue in or close such facility depending upon its business requirements.

      In order to carry out the Sale Transaction, the Buyer will be licensed to use the name of the Company for a limited period.

REGULATORY APPROVALS

      In accordance with the Uniform Commercial Code, as adopted in the State of New York, the Company and the Buyer intend to comply with the bulk transfer procedure requiring notice to the creditors of the Company's Staten Island, New York, store location prior to consummation of the Sale at the Closing.

POTENTIAL EFFECT OF THE SALE UPON HOLDERS OF COMMON STOCK

      As the Company has had to date (and, it is anticipated, will have for the foreseeable future) no earnings, stockholders will receive no dividends for some time, if at all. There can be no assurance that stockholders will receive any payments as a result of the Sale or upon liquidation or reorganization of the Company.

TERMS OF THE SALE AGREEMENT, MANAGEMENT AGREEMENT AND RELATED AGREEMENTS

      The following is a summary, is not complete and is qualified in its entirety by reference to the copy of the Sale Agreement, Management Agreement and related agreements included as appendices to this proxy statement, which stockholders are urged to read in their entirety. Capitalized terms used but not defined herein shall have the meaning set forth in the Sale Agreement.

The Sale Agreement

      General. Pursuant to the terms of the Sale Agreement, in consideration of the transfer to the Buyer of substantially all of the operating assets of the Company ("Assets"), comprised of specified inventories, fixed assets and tangible personal property, intangible personal property and contract rights, including store leases, other than certain excluded assets, the Buyer has agreed to pay to the Company $500,000 in cash (the "Purchase Price"), subject to adjustment, and to assume certain liabilities of the Company. The liabilities to be assumed by the Buyer ("Assumed Liabilities") include certain minimum future rental payments under the store leases, estimated by the Company to be approximately $7,863,000, as of February 1, 1997, as well as certain other liabilities, including common area maintenance charges and other obligations thereunder.

      The Purchase Price (subject to adjustment as described below) is payable in cash at the Closing (as hereinafter defined). On March 7, 1997, the sum of $500,000 was deposited by Buyer into escrow with Baker & McKenzie, the Buyer's legal advisors, pursuant to the terms of an escrow agreement dated as of March 7, 1997, among the Company, the Buyer and Baker & McKenzie (the "Escrow Agreement").

      The Purchase Price is subject to adjustment as follows: the Buyer has undertaken a physical inventory of certain of the Company's locations on or about March 8, 1997 (the "Buyer's Inventory"). The Buyer's

Inventory shall be compared to the Company's perpetual inventory records for the select inventories dated as of March 8, 1997, as adjusted for differences from its physical inventory as of February 1, 1997. In the event that the Buyer's Inventory (as extrapolated over all of the Company's inventory maintained at all locations) is less than $700,000 (the "Minimum Inventory Amount"), any such difference shall be subtracted at the Closing from the Purchase Price. Based on the preliminary results of the Buyer's inventory, the Company believes that no such adjustment will be required.

      Pursuant to the Sale Agreement, the Buyer will pay at Closing an additional amount, of up to $25,000, to the Company equal to one-quarter of the value of all good and saleable current inventory of the Company (exclusive of all goods which are defined by the Company as permanent markdowns (approximately $80,000 in goods) which goods the Buyer shall receive at no charge) in excess of the Minimum Inventory Amount. In addition, the Buyer shall reimburse the Company for (i) all prepaid expenses and deposits (including rent deposits for store leases) assigned to the Buyer and all cash on hand at each of the Company's retail store locations ("Leased Properties") as of the close of business on March 9, 1997.

      The closing of the Sale (the "Closing") is scheduled to occur on the first business day following the approval of the Sale by the Company's stockholders at the Meeting, or at such other place as the Buyer and the Company may agree (the "Closing Date"). The obligations of the parties to consummate the Sale are subject to certain customary conditions such as the accuracy of representations and warranties in the Sale Agreement, to the performance of the covenants set forth therein and to the absence of certain legal actions or proceedings. In addition, the obligation of the Buyer to close is also conditioned upon receipt of a legal opinion from the Company's counsel. See "- Opinion of Counsel." David
B. Cornstein, the Chairman of the Board of the Company, David F. Miller, the President and Secretary of the Company and Edward J. Munley, the former President of the Company, who collectively hold an aggregate of 54.3% of the Common Stock, have irrevocably agreed to vote in favor of the Proposal relating to the Sale. See "The Meeting".

      Assets and Liabilities to be Transferred. The Assets to be transferred to the Buyer include all good and saleable current inventory of the Company (which has a value of at least $700,000), fixed assets and tangible personal property located at the Leased Properties and the Company's warehouse (including store fixtures, furniture, lighting fixtures, and all store supplies), intangible personal property (including deposits and prepaid expenses, vendor lists, customer lists, customer files, customer records, licenses and permits susceptible of transfer under regulatory agency rules) and contract rights relating to the operation and maintenance of the Leased Properties. Excluded assets include, among other assets, cash, a certificate of deposit, a portion of the Company's inventory and other miscellaneous property including its corporate office and distribution center. See "Properties."

       Assumed Liabilities include obligations of the Company under its store leases (the "store leases"). The Buyer is assuming all liabilities under the store leases arising on or after the Closing Date, regardless of whether the Company is able to obtain the requisite consent to assignment of any one or more of the store leases. To the extent consent to assignment of a store lease cannot be obtained, the Company and the Buyer shall enter into such alternative arrangements and agreements as may be appropriate to effectuate the intent of the parties with respect to the store leases.

      Pursuant to the Sale Agreement, the Company has agreed to permit the Buyer to have full access and rights to the continued use of the computer and store register equipment ("Leased Register Equipment") presently leased by the Company (at a cost to the Company of approximately $7,000 per month in lease payments) for a period not to exceed one year from the Closing Date, although the Buyer has agreed to use its best efforts to discontinue the use of the Leased Register Equipment as quickly as possible after Closing. Furthermore, in the event the Company discontinues the use of its current corporate offices which house certain components of the Leased Register Equipment, the Buyer shall undertake to obtain and pay for a suitable facility for such equipment for the period during which it requires the use thereof. The Buyer has agreed to pay all maintenance costs related to the Leased Register Equipment, excluding the underlying lease payments which shall remain solely an obligation of the Company.

      Liabilities not assumed by the Buyer include, among other liabilities, accounts payable, accrued prior to (but unpaid as of) March 10, 1997, expenses, long term debt, computer equipment lease, certain severance obligations and other minor liabilities.

      Representations and Warranties. The Sale Agreement contains various representations and warranties of the Company including, among others, representations and warranties related to organization and similar corporate matters; authorization, performance, enforceability and related matters; requisite consents; the accuracy of financial statements and other financial information provided to the Buyer; undisclosed liabilities; taxes; litigation; ownership, condition and title to assets and properties; inventories; personal property; contracts; real property; warranties and guarantees; personnel; employee benefit plans; absence of certain changes; compliance with applicable laws and environmental matters; licenses and permits; insurance; absence of brokers; employee and labor relations; corporate names and proprietary rights; and the disclosure in the Sale Agreement regarding representations and warranties of the Company.

      The Sale Agreement contains various representations and warranties of the Buyer including, among others, representations and warranties related to organization and similar corporate matters; authorization, performance, enforceability and related matters; requisite consents; and absence of brokers.

      The representations and warranties survive the Closing for a period of two years from the Closing Date or until expiration of the applicable statutes of limitations in respect of tax matters and litigation. With respect to the Buyer's assumption of the liabilities, such obligation shall survive for so long as there remain outstanding obligations under any of the assumed liabilities.

      Covenants. Pursuant to the Sale Agreement, the Company has agreed, among other things, that the Company (i) shall in good faith proceed to take all actions within its power necessary to satisfy all conditions to its obligations to consummate the transactions contemplated by the Sale Agreement; (ii) after the Closing Date will conduct no business which competes with the business of the Buyer; (iii) before the Closing Date will reimburse Buyer for the full amount of gift certificates redeemed at any Leased Properties and, after the Closing, will reimburse the Buyer for 50% of the face value of all gift certificates redeemed; and (iv) after the Closing Date, to continue to make all lease payments in connection with leased register equipment for a period not to exceed twelve months.

      Pursuant to the Sale Agreement, the Buyer has agreed that it shall in good faith proceed to take or cause to be taken all actions within its power necessary to satisfy all conditions to its obligations to consummate the transactions contemplated by the Sale Agreement and to pay and perform all of its obligations under the Assumed Liabilities.

      Indemnification. The Company has agreed to indemnify the Buyer from and against damages arising out of or based upon (i) the breach by the Company of any representation or warranty made by the Company pursuant to the Sale Agreement; (ii) the non-performance of any covenant made by it pursuant to the Sale Agreement; (iii) any activities of the Company prior to the Closing; (iv) liabilities under any employee benefit plans of the Company; (v) any claims for brokers' fees; (vi) any liabilities arising from the failure to comply with applicable bulk transfer laws; and (vii) any other liabilities of the Company not assumed by the Buyer.

      The Buyer has agreed to indemnify the Company from and against any damages which arise out of or are based upon (i) the breach by the Buyer of any representation or warranty made by the Buyer pursuant to the Sale Agreement;
(ii) any claims for brokers' fees; (iii) the non-performance of any covenant made by it pursuant to the Sale Agreement; or (iv) the failure to satisfy any of the Assumed Liabilities.

       Pursuant to the Sale Agreement, neither party shall be obligated to indemnify the other thereunder unless and until the aggregate amount of the other party's damages exceeds $10,000.

      Opinion of Counsel. The Company has agreed to furnish at the Closing an opinion of Zimet, Haines, Friedman & Kaplan, its legal counsel, with respect to the enforceability of the Sale Agreement, its execution, delivery of the principal documents of the Sale Transaction and certain other matters. The text of the anticipated form of such opinion is annexed to this proxy statement.

      Expenses. Each party agreed to absorb its own expenses in respect of the Sale transaction, except that the Buyer agreed to reimburse the Company for up to $100,000 of reasonable, documented legal costs and expenses.

      Termination. The Sale Agreement may be terminated (i) by mutual written consent of the Company and the Buyer, (ii) by the Buyer if on the Closing Date the conditions to obligations of the Buyer to close shall not have been met by the Company or waived by the Buyer or if the Closing does not occur on or before May 31, 1997 (the "Final Closing Date"), and (iii) by the Company if the conditions to the obligations of the Company to close shall not have been met by the Buyer or waived by the Company.

      Closing Penalty. The Sale Agreement provides that if the Closing does not occur by April 15, 1997, for any reason other than the fault of the Buyer, the Company shall pay to the Buyer on a weekly basis, commencing on April 18, 1997, the sum of $1,000 per day for the period April 16, 1997, through the Final Closing Date.

The Management Agreement

      Simultaneously with the execution of the Sale Agreement and in order to implement immediately the benefits of the Sale (and to reduce losses by the Company), the Buyer and the Company entered into a management agreement (the "Management Agreement"), pursuant to which the Company engaged the Buyer to operate the Company's specialty gift retail business (the "Business") consistent with the past practice of the Buyer.

      The Buyer agreed to fund certain costs, expenses and liabilities which relate to the operation of the Business at the Leased Properties (excluding corporate overhead costs, expenses and liabilities associated with the operation of the Company's corporate office and distribution center) during the term thereof (the "Operating Expenses"), it being agreed by the parties that the Buyer shall not be responsible for any costs, expenses and liabilities which relate to the operation of the Business by the Company prior to March 10, 1997. The Buyer agreed, as needed and on a continuing basis during the term thereof, to procure requisite inventories and provide managerial advice, direction and services to the Company's store and corporate office personnel. Inventories shall, unless otherwise agreed by the parties, be supplied to the Company on a C.O.D. basis, provided the Buyer provides the cash in payment therefor at or before the time payment is due, or on a consignment basis.

      The parties agreed that the Buyer shall be entitled to a fee (the "Management Fee") equal to all gross operating revenues recognized and/or received ("Operating Revenues") in respect of the operation of the Business from and after March 10, 1997, through the date of termination of the Management Agreement.

      The Buyer agreed to open a bank account for the purpose of receiving (i) cash generated from operations during the term of the Management Agreement and
(ii) to the extent that Operating Revenues exceed Operating Expenses, the Management Fee. The Company agreed, on a weekly basis, during the term thereof, to provide to the Buyer information regarding Operating Expenses to be paid during the then-current week ("Weekly Reports") and the Buyer is required, within two days after receipt of each Weekly Report, to wire transfer to the Company such amounts as would enable the Company to make such Operating Expense payments, it being agreed that any cash from credit card sales during the term thereof shall be retained by the Company hereunder and shall be applied by the Company against Operating Expense payments (and the Weekly Reports shall include information regarding the amount of such credit card receipts in the prior week).

      The Buyer acknowledged that no rights in or to any of the trademarks, trade names or labels ("Trademarks") of the Company of any kind shall accrue to it by virtue of the performance of the activities contemplated thereby; provided, however, that during the term of the Management Agreement, the Buyer shall have a royalty-free license to use the Trademarks in respect of operation of the Business at the Leased Properties.

      The Company agreed that, during the term of the Management Agreement, it shall maintain its corporate office and distribution center and shall provide the services of two employees of the Company to dedicate a substantial portion of their business time and attention to providing services by the Company required thereunder.

      The Management Agreement was effective as of March 10, 1997, and shall terminate upon the earlier of the Closing Date or the Final Closing Date.

      Subject to the terms of the Management Agreement, in the event the Closing does not occur by May 31, 1997 due to the failure of the Company to satisfy the closing conditions set forth in the Sale Agreement by such date, (a) the Buyer shall be entitled to retain its fee thereunder relating to the period ending on the date of termination; (b) the Company shall reimburse the Buyer to the extent of the excess, if any, of Operating Expenses funded by the Buyer thereunder above Operating Revenues during the term of the Management Agreement; and (c) to the extent not covered above, the Company shall reimburse the Buyer for its reasonable, documented out-of-pocket expenses, including without limitation legal, accounting and other advisory fees and expenses, salaries (up to a maximum of $25,000 in aggregate salaries) and travel costs, related to the transactions contemplated by the Sale Agreement and the Management Agreement (excluding executive salaries and, except for reimbursable salaries referred to above, corporate office overhead). The Company shall have no obligation to (i) pay for inventory purchased or committed to purchase by the Buyer or (ii) reimburse the Buyer for any expenses not constituting Operating Expenses. In addition, if the Closing does not occur, the Buyer shall ensure that the Company has on hand, in the Leased Properties, inventories of current, saleable merchandise in an aggregate amount of at least $700,000. The Company shall have no obligation to pay the Buyer for inventories in excess of $700,000 in the event the Closing does not occur. The Buyer shall incur no capital expenditures without the Company's consent.

      The Company agreed to continue to keep in force and effect during the term of the Management Agreement all insurance theretofore maintained by the Company involving the operation of the Business, subject to the obligation of the Buyer to provide funds thereunder for the payment of premiums on all such insurance constituting Operating Expenses.

      The Company agreed to indemnify and hold harmless the Buyer, and its officers, directors and employees, from and against any and all damages which arise out of or are based upon the operation of the Business during the term of the Management Agreement unless such damages resulted from the Buyer's gross negligence or willful misconduct.

      The Buyer agreed to indemnify and hold harmless the Company, and its officers, directors and employees, from and against any and all damages which arise out of or are based upon the Buyer's gross negligence or willful misconduct.

  The Non-Competition Agreement

      By a non-competition undertaking to be entered into at or about the time of the Closing of the Sale, Messrs. Cornstein and Miller will agree not to compete with the existing retail market category of the Company for a period of two years from the Closing Date.

ACCOUNTING TREATMENT OF SALE

      For accounting purposes, the Sale will be presented as a discontinued operation in the first quarter of Fiscal 1997, and will result in a loss to the Company of approximately $868,000. In addition, during the period February 2, 1997, through March 9, 1997, the Company operated its business consistent with its past practices and incurred net operating losses of approximately $231,000 during such period. The Company will also be liable for a maximum closing penalty of $45,000, pursuant to the Sale Agreement, if the Closing occurs between April 15, 1997, and May 31, 1997. The Company will be reimbursed up to $100,000 of reimbursable and documented legal costs and expenses relating to the Sale Agreement. The Company also expects to incur approximately $100,000 of nonreimbursable legal costs and other expenses relating to the Sale Transaction subsequent to February 1, 1997. See "Unaudited Pro Forma Financial Information."

FEDERAL INCOME TAX CONSEQUENCES OF THE SALE

      The Sale will be reported as a sale of assets for federal income tax purposes in Fiscal 1997. The resulting loss from the Sale, amounting to approximately $868,000, may not be carried back to offset prior years' taxes, as the Company has not operated profitably and paid any income taxes since prior to the Offering. The Company has not received an opinion of counsel regarding the tax consequences of the Sale. The foregoing description of the tax consequences of the Sale is based upon the Company's review of its current tax status and its review of applicable tax law and regulations.

      Due to a change in the Company's operations from the specialty retail business to an acquisition company after the Sale Transaction, the benefit of any net operating loss carryforwards most likely will not be realized.

      THE COMPANY WILL NOT SEEK AN OPINION OF COUNSEL WITH RESPECT TO THE ANTICIPATED TAX TREATMENT. THE FOREGOING SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES IS INCLUDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL ADVICE TO ANY STOCKHOLDER.

CERTAIN INFORMATION CONCERNING THE BUYER

      Natural Wonders is a specialty retailer of unique and affordable family gifts inspired by the wonders of science and nature. As of March 1, 1997, it operated 151 stores in 36 states. Natural Wonders had sales of approximately $138,800,000 for the fiscal year ended February 1, 1997. Natural Wonders will fund the Purchase Price from available working capital.

      All information contained in this proxy statement relating to the Buyer has been supplied by it to the Company.

                OUTSTANDING SECURITIES AND PRINCIPAL STOCKHOLDERS

      Of the 10,000,000 currently authorized shares of Common Stock, as of the Record Date, 2,118,125 were outstanding, 560,000 shares were reserved for issuance upon exercise of employee stock options granted or available for future grant under the Company's 1994 Stock Option Plan, 40,000 shares were reserved for issuance upon exercise of options granted or available for future grant under the 1994 Nonemployee Directors' Stock Option Plan, 1,350,000 shares were reserved for issuance upon exercise of outstanding warrants issued in connection with the Company's offering in 1994 and 200,000 shares were reserved for issuance upon exercise of outstanding warrants issued in connection with the Working Capital Commitment.

      The following table sets forth, as of the Record Date, the beneficial ownership of shares of Common Stock by (i) each person who is known by the Company to own more than 5% of the outstanding shares of Common Stock, (ii) each director and executive officer of the Company and (iii) all of the Company's current officers and directors as a group:


Name and Address of           Amount and Nature of
Beneficial Owner(1)           Beneficial Ownership(2)       Percent owned
--------------------------    -----------------------       -------------

David B. Cornstein                   680,352(3)                29.80%

David F. Miller                      627,062(4)                27.14%

Edward J. Munley                     280,000(5)                12.54%

Brian S. Lappin                        7,533(6)                  *

James Martin Kaplan                   14,000(7)                  *

Hugh H. Jones, Jr.                    27,000(8)                 1.26%

All officers and directors as a    1,630,949(3)(4)(5)           63.0%
group (6 persons)                           (6)(7)(8)

----------
* Less than one percent

(1) The address of each person listed is c/o What A World!, Inc., 10901-B Roosevelt Boulevard, Suite 100, St. Petersburg, Florida 33716.

(2) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date of this proxy statement upon the exercise of options or warrants. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date of this proxy statement have been exercised. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(3) The number of shares beneficially owned by Mr. Cornstein assumes the exercise of options to purchase 5,000 shares of Common Stock and the exercise of warrants to purchase 160,000 shares of Common Stock.

(4) The number of shares beneficially owned by Mr. Miller assumes the exercise of options to purchase 102,500 shares of Common Stock and the exercise of warrants to purchase 90,000 shares of Common Stock, but does not include any shares owned by Mr. Miller's adult children. Mr. Miller disclaims beneficial ownership of any shares owned by his children.

(5) The number of shares beneficially owned by Mr. Munley assumes the exercise of options to purchase 75,000 shares of Common Stock but does not include any shares owned by Mr. Munley's adult children. Mr. Munley disclaims beneficial ownership of any shares owned by his children. Mr. Munley resigned as President of the Company in March 1996.

(6) The number of shares owned beneficially by Mr. Lappin assumes the exercise of options to purchase 7,333 shares of Common Stock but does not include an aggregate of 12,667 shares of Common Stock issuable at various times upon the exercise of options granted to Mr. Lappin.

(7) The number of shares beneficially owned by Mr. Kaplan assumes the exercise of options to purchase 5,000 shares of Common Stock.

(8) The number of shares beneficially owned by Mr. Jones assumes the exercise of options to purchase 5,000 shares of Common Stock and the exercise of warrants to purchase 21,000 shares of Common Stock.

MANAGEMENT

  Directors and Officers

      The following is a list of each director and executive officer of the Company with their respective ages and positions:

       Name                   Age                      Position
       ----                   ---                      --------

David B. Cornstein             58              Chairman of the Board and
                                               Director

David F. Miller                67              President, Secretary and Director

Brian S. Lappin                28              Vice President of Finance and
                                               Chief Financial Officer

Edward J. Munley*              65              Director

James Martin Kaplan            52              Director

Hugh H. Jones, Jr.             67              Director

----------
* President through March 26, 1996

All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors.

FINANCIAL INFORMATION ABOUT THE COMPANY

      The following sets forth summary historical financial data of the Company for the two years ended February 1, 1997, and for the quarters ended April 29, July 29 and October 28, 1995, and May 4, August 3, and November 2, 1996, respectively. The data should be read in conjunction with the Financial Statements of the Company, the Notes thereto and Management's Discussion and Analysis of Financial Condition and Results of Operations, included herein and incorporated herein by reference from pages 9 through 14 and F-1 through F-16 of the Company's 1995 Annual Report, the Company's November 2, 1996 financial statements and notes thereto and Management's Discussion and Analysis of the Condensed Consolidated Statements of Operations for the Quarter Ended November 2, 1996, incorporated herein by reference from pages 3 through 11 of the Company's Quarterly Report on Form 10-QSB for the quarterly period ended November 2, 1996.

                               WHAT A WORLD!, INC.
                           CONSOLIDATED FINANCIAL DATA
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                       Years Ended                                          Quarters Ended
                                       -----------                                          --------------
                               February 3,     February 1     April 29,    May 4,    July 29,    August     October    November
                                 1996             1997          1995        1996      1995       3, 1996    28, 1995   2, 1996
                               --------------------------     --------------------------------------------------------------------
                                                                                           (Unaudited)

STATEMENT OF OPERATIONS
DATA:

  Net Sales                    $ 5,510          $ 8,167       $   651     $ 1,203    $   641    $ 1,318     $   653   $ 1,275

  Loss from operations            (671)          (2,538)         (324)       (499)      (298)      (357)       (325)     (470)

  Net loss                        (561)          (2,529)         (287)       (493)      (264)      (353)       (295)     (474)


  Net loss per common          $ (0.26)         $ (1.19)      $ (0.14)    $ (0.23)   $ (0.12)   $ (0.17)    $ (0.14)  $ (0.22)
    share


BALANCE SHEET DATA:

  Property and equipment,      $ 2,654              974       $ 1,170     $ 2,569    $ 1,135    $ 2,496     $ 1,864   $ 2,519

  Working capital                1,813              984         3,121       1,426      2,902      1,936         653

  Total assets                   5,591            3,698         4,573       4,720      4,334      4,250       4,614     5,224

  Capital lease obligation         157               92           124         140        111        123         120       107

  Total stockholders' equity     3,691            1,163         3,965       3,198      3,701      2,845       3,406     2,371


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OF OPERATIONS FOR THE FISCAL YEAR ENDED AND QUARTERLY PERIOD ENDED FEBRUARY 1, 1997

GENERAL

     The Company was organized in July 1993 and opened its first permanent store in August 1993. All of the Company's twelve permanent stores have been in operation for over one year. Accordingly, the Company has a limited operating history upon which an evaluation of its performance and prospects can be made.

     The fiscal year ended February 1, 1997 ("Fiscal 1996") included 52 weeks, while the fiscal year ended February 3, 1996 ("Fiscal 1995") included 53 weeks of operations. The quarterly period ended February 1, 1997 (the "Fourth Quarter of Fiscal 1996") included 13 weeks while the quarterly period ended February 3, 1996 (the "Fourth Quarter of Fiscal 1995") included 14 weeks of operations.

     The Company operated twelve permanent stores at both February 1, 1997 and February 3, 1996. In addition, the Company operated 13 temporary stores during the Fourth Quarter of Fiscal 1996, as compared to three temporary stores during the Fourth Quarter of Fiscal 1995.

RESULTS OF OPERATIONS

      Net sales for the 13 weeks ended February 1, 1997 increased by approximately $806,000 over net sales for the comparable 14 weeks ended February 3, 1996. Net sales also increased by $2,656,000 for the 52 weeks ended February 1, 1997 over the 53 weeks ended February 3, 1996. The increases are principally a result of additional sales from 13 seasonal stores operated during the Fourth Quarter of Fiscal 1996 and the operation of 12 permanent stores for the full 52 week period ended February 1, 1997.

      Comparable store sales (sales of stores opened during the same months during the comparable period in the prior year) decreased 4.9% in the Fourth Quarter of Fiscal 1996 and decreased 6.7% in the 52 weeks of Fiscal 1996. The comparable store sales analysis for stores opened during Fiscal 1995 includes less days of operation during the initial month of operation as compared to the comparable month in Fiscal 1996. In addition, the seasonal store locations are not included in the calculation, since there were no identical locations. The Company adjusted its product assortment to respond to increased competition and the changing demands of its customers.

      Gross profit for the Fourth Quarter of Fiscal 1996 is estimated to be $2,050,000 or 46.9% of net sales, compared with approximately $1,783,000 or 50.0% of net sales for the Fourth Quarter of Fiscal 1995. Gross profit for the 52 weeks of Fiscal 1996 is estimated to be $3,858,000, or 47.2% of net sales, as compared to approximately $2,733,000, or 49.6% of net sales in the 53 weeks of Fiscal 1995. The decrease in gross profit as a percentage of net sales was principally a result of markdowns which were taken during the Fourth Quarter of Fiscal 1996 and the 52 weeks of Fiscal 1996 in an effort to refine the product assortment.

      Comparable store gross profit (gross profit of stores opened during the same months during the comparable period in the prior year) for the Fourth Quarter of Fiscal 1996 decreased approximately $107,000 to approximately $1,518,000, or 48.1% of net sales, from approximately $1,625,000, or 49.9% of net sales, in the Fourth Quarter of Fiscal 1995. Comparable store gross profit for the 52 weeks of Fiscal 1996 decreased approximately $300,000 to approximately $2,573,000, or 49.5% of net sales, from approximately $2,274,000, or 46.8% of net sales, in the comparable 53 weeks of Fiscal 1995. The comparable store gross profit analysis for stores opened during Fiscal 1995 includes less days of operation during the initial month as compared to the comparable month in Fiscal 1996. The decrease in comparable store gross profit as a percentage of sales has resulted primarily from inventory markdowns.

      Net loss of $1,209,000 was recorded for the Fourth Quarter of Fiscal 1996, compared with net income of approximately 286,000 for the comparable period in Fiscal 1995.

      Selling, general and administrative expenses ("SG&A") increased to approximately $1,777,000 in the Fourth Quarter of Fiscal 1996 and to approximately $4,911,000 for the 52 weeks of Fiscal 1996 from approximately $1,422,000 and $3,318,000 for the Fourth Quarter of Fiscal 1995 and the 53 weeks of Fiscal 1995, respectively. The primary components of SG&A are store occupancy costs (which include rent, utilities, common area charges, real estate taxes and other expenses associated with the operation of a retail store in a regional mall), store management and sales staff payroll, depreciation expense and corporate payroll. The increase in SG&A was, for the most part, the result of increases in store operating expenses, including store personnel compensation and occupancy costs associated with additional permanent store openings.

      Loss on impairment of equipment and leasehold improvements increased to approximately $1,486,000 in the Fourth Quarter of Fiscal 1996 from approximately $86,000 in the Fourth Quarter of Fiscal 1995 due to recurring and projected operating losses and negative cash flows for certain permanent store locations.

      Interest and other income for the Fourth Quarter of Fiscal 1996 and in the 52 weeks of Fiscal 1996 was approximately $18,000 and $46,000, respectively, as compared to approximately $17,000 and $135,000 from comparable periods in 1995. The quarterly increase is due primarily to the increase in cash equivalents during the Company's peak season while the yearly decrease is primarily a result of reduced levels of cash equivalents throughout the year due to new store openings.

      Interest expense for the Fourth Quarter of Fiscal 1996 and in the 52 weeks of Fiscal 1996 was approximately $14,000 and $37,000, respectively, as compared to approximately $7,000 and $25,000 from comparable periods in 1995. The increases are due primarily to the interest paid on the cash borrowed against the Working Capital Commitment (see below).

LIQUIDITY AND CAPITAL RESOURCES

      The Company had working capital of approximately $1.8 million and $1.0 million at February 3, 1996, and February 1, 1997, respectively. In order to fund its capital and operating requirements, the Company has been primarily dependent (i) on cash proceeds received from loans from certain members of the Board of Directors, from the Company's initial public offering in November 1994 (the "Offering") and, prior thereto, from sales of equity securities to David B. Cornstein, the Company's Chairman of the Board of Directors, David F. Miller, the Company's current President, and Edward J. Munley, the Company's former President, each of whom is a director and founder of the Company (collectively, the "Original Stockholders"), and (ii) on loans from others.

      On August 28, 1996, Mr. Miller, Mr. Cornstein, and Hugh H. Jones, Jr., also a member of the Company's Board of Directors (collectively, the "lenders"), entered into a commitment to lend the Company, for working capital purposes, as needed, and to fund the opening of 13 temporary stores, up to an aggregate of $600,000 at an interest rate of 12% per annum (the "Working Capital Commitment"). All amounts outstanding under the Working Capital Commitment were repaid when due, together with accrued interest thereon, on January 3, 1997. Such loans had been secured by a first priority lien on substantially all of the assets of the Company. As partial consideration for the Working Capital Commitment, the Company granted to the lenders options to purchase an aggregate of 200,000 shares at an exercise price of $1.00, exercisable until August 31, 2001. In connection with the Working Capital Commitment, the Company granted to the lenders certain demand and piggyback registration rights relating to the securities underlying such warrants.

      During the 52 weeks of Fiscal 1996, cash decreased by approximately $93,000 to approximately $1,294,000. The overall decrease in cash resulted primarily from cash used for the purchases of property and equipment used in temporary stores of approximately $196,000. The Company repaid approximately $62,000 in indebtedness during the period.

      During the 53 weeks of Fiscal 1995, cash decreased by approximately $1,565,000 to approximately $1,387,000. The overall decrease in cash resulted primarily from cash used in the purchase of property and equipment of $1,645,000. The Company repaid approximately $55,000 in indebtedness during the period.

      Except as stated above, the Company currently does not maintain any lines of credit or cash borrowings to finance its capital requirements. The Company maintains a $100,000 letter-of-credit to serve as collateral for primarily all of the Company's capital lease obligations. The letter-of-credit expires in November 1997 or in the event of a sale of all or substantially all of the assets of the Company.

      During Fiscal 1996, the Company's inventories increased by approximately $229,000 to approximately $1,207,000 from approximately $978,000 at February 3, 1996. The increase is primarily a result of the Company retaining unsold inventory from the seasonal locations. During Fiscal 1995, the Company's inventories increased by approximately $333,000 to approximately $978,000 from approximately $645,000 at January 28, 1995. The increase was primarily a result of the Company modifying inventory quantities to appropriate seasonal levels.

      Except as noted above, the Company has no current material arrangements with respect to, or sources of, additional financing, and it cannot be anticipated that any of the officers, directors or stockholders will provide any additional portion of the Company's future financing requirements. With the expiration of the Working Capital Commitment on January 3, 1997, there can be no assurance that additional financing will be available to the Company on commercially reasonable terms, or at all. Any inability to obtain additional financing could have a materially adverse effect on the Company, including possibly requiring the Company to significantly curtail, and possibly causing the Company to cease, its operations. In addition, any equity financing may involve substantial dilution to the interests of the Company's then-existing stockholders. Further, there can be no assurance that the Company will achieve profitability or positive cash flow.

SEASONALITY AND QUARTERLY FLUCTUATIONS

      As is the general pattern in the retail industry where disproportionately higher sales levels are generated during the Christmas selling season, the Company's business is, and is expected to continue to be, highly seasonal, with a substantial portion of its revenues derived from product sales during the months of November and December. Seasonality factors have caused the Company's operating results to fluctuate significantly from quarter to quarter. Sales substantially below those normally expected in the fourth quarter of any fiscal year would have a materially adverse effect on the Company's operating results for such fiscal year. The Company's results of operations have also fluctuated significantly from quarter to quarter as a result of a number of other factors, including the timing of new store openings (and expenses incurred in connection therewith) by either the Company or its competitors, the marketing activities of its competitors and the emergence of new market entrants.

TAX LOSS CARRYFORWARDS

      The Company's status as an S Corporation terminated upon the consummation of the Offering. Any pro-rata net operating losses incurred by the Company prior to such termination are not available to offset future taxable income of the Company. See "The Sale Transaction - Federal Income Tax Consequences of the Sale".

EFFECTS OF INFLATION

      Inflation has not had a material effect on the Company's operations. The Company normally has been able to diminish the effects of inflationary cost increases by increasing its prices.

                   BUSINESS OF THE COMPANY FOLLOWING THE SALE

      The Company's ongoing ability to meet its obligations will be dependent on its ability to complete successfully a business combination with an entity having sufficient cash flow to meet the Company's obligations.

      As a result of the Sale, substantially all of the Company's assets will be sold, its liabilities and obligations will be repaid and the Company will become an acquisition company. Set forth below is a description of the Company's business as proposed to be operated following consummation of the Sale. The stockholders of the Company will not have an opportunity to vote separately on the sale of assets and the change in the nature of the Company's business. A vote for the Sale is also a vote for a change in the Company's business. Consequently, a vote in favor of the Sale will effectively constitute a vote in favor of changing the nature of the Company's business. See "Business Plan for the Post-Sale WAW - Risk Factors" for a description of certain business risks inherent in changing the Company into an acquisition company.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

      The unaudited pro forma financial information reflects the following:

            o The sale by the Company to the Buyer of the Assets for a cash purchase price of $500,000 plus adjustments. Such Sale is being presented as if it had occurred on February 1, 1997 for the purposes of pro forma balance sheet and at the beginning of the fiscal years for purposes of the pro forma statements of operations.

            o Sale by the Company to the Buyer of certain inventories and equipment, with the remainder being revalued to fair market value.


            o Elimination of the liability for deferred rent and establishment of a reserve for severance liability.

            o The discontinuation of the Company's mall-based specialty retail business, featuring nature and science items.

      The unaudited pro forma information presented is based upon the historical financial statements of the Company and should be read in conjunction with such financial statements and the related notes thereto which are included elsewhere herein or incorporated herein by reference.

      The pro forma data are based upon assumptions and include adjustments as explained in the notes to the unaudited pro forma financial information that could differ from the actual recording of the transaction. The actual recording of the transaction will reflect actual costs incurred in connection with the Sale, which could differ from the estimates used in the pro forma financial information, and the results of business operations between the date of the pro forma data and the actual closing date.

                               WHAT A WORLD!, INC.

               HISTORICAL AND PRO FORMA (UNAUDITED) BALANCE SHEET

                             AS OF FEBRUARY 1, 1997


                                                                             February 1,
                                                              Pro Forma         1997
                                             February 1,     Adjustments      Pro Forma
                                               1997          (Unaudited)     (Unaudited)
                                            -----------      -----------     -----------
ASSETS:

      Cash and cash equivalents             $1,294,189     $  584,208  (a)    $1,878,397
      Inventories                            1,207,015     (1,207,015) (b)         -
      Net property and equipment               973,848       (973,848) (b)         -
      Other assets                             223,373       (123,373) (c)       100,000 (c)
                                            ----------     -----------        ----------

            Total assets                    $3,698,425    $(1,720,028)        $1,978,397
                                            ===========   ============        ==========


LIABILITIES:

      Accounts payable                      $1,386,608    $   121,434         $1,508,042 (d)
      Deferred rent                            731,652       (731,652)(e)          -
      Other liabilities                        417,565           -               417,565 (d)
                                             ---------    -----------         ----------
            Total liabilities                2,535,825       (610,218)         1,925,607
                                             =========    ============        ==========


STOCKHOLDERS' EQUITY:

      Paid-in capital                        4,559,963           -            4,559,963
      Accumulated deficit                   (3,397,363)    (1,109,810)       (4,507,173)
                                            -----------    -----------      -----------
            Total stockholders' equity       1,162,600     (1,109,810)           52,790
                                            -----------    -----------      -----------
            Total liabilities and
                  stockholders equity       $3,698,425    $(1,720,028)       $1,978,397
                                            ==========    ============       ==========

                                   WHAT A WORLD!, INC.

              HISTORICAL AND PRO FORMA (UNAUDITED) STATEMENTS OF OPERATIONS

                        FOR THE FISCAL YEAR ENDED FEBRUARY 3, 1996


                                                                  Year Ended
                                                                  February 3,
                                   Year Ended      Pro Forma         1996,
                                   February 3,    Adjustments      Pro Forma
                                      1996        (Unaudited)     (Unaudited)
                                   -----------    -----------     -----------

NET SALES                          $5,510,278     $(5,510,278)(f) $        -

COST OF SALES                       2,777,633     (2,777,633) (f)          -
                                   ----------     ----------      -----------

            Gross profit            2,732,645     (2,732,645)              -

SELLING, GENERAL AND
      ADMINISTRATIVE EXPENSES       3,318,179     (2,976,479) (g)    341,700 (g)

LOSS ON IMPAIRMENT                     85,789        (85,789) (h)          -
                                   ----------     ----------      -----------

            Loss from operations     (671,323)       329,623        (341,700)

INTEREST AND OTHER INCOME             135,076            -           135,076 (i)

INTEREST EXPENSE                      (24,970)           -           (24,970 (i)

NET LOSS FROM OPERATIONS           $ (561,217)    $  329,623      $ (231,594)
                                   ==========     ==========      ===========

NET LOSS FROM OPERATIONS PER
      WEIGHTED AVERAGE COMMON
      AND COMMON EQUIVALENT SHARE     $(.26)                            ($.11)
                                   ==========                     ===========

WEIGHTED AVERAGE COMMON AND         2,118,125                       2,118,125
      COMMON EQUIVALENT SHARES     ==========                     ===========
      OUTSTANDING

                               WHAT A WORLD!, INC.

          HISTORICAL AND PRO FORMA (UNAUDITED) STATEMENTS OF OPERATIONS

                   FOR THE FISCAL YEAR ENDED FEBRUARY 1, 1997


                                                                   Year Ended
                                                                   February 3,
                                    Year Ended     Pro Forma         1996,
                                    February 1,   Adjustments      Pro Forma
                                       1997       (Unaudited)     (Unaudited)
                                    -----------   -----------      ---------
NET SALES                           $ 8,166,755   $(8,166,755)(f)  $     -

COST OF SALES                         4,308,643    (4,308,643)(f)        -
                                    -----------   -----------      ---------

            Gross profit              3,858,112    (3,858,112)           -

SELLING, GENERAL AND
      ADMINISTRATIVE EXPENSES         4,910,755    (4,670,055)(g)    240,700 (g)

LOSS ON IMPAIRMENT                    1,485,535    (1,484,535)(h)        -
                                    -----------   -----------      ---------

            Loss from operations     (2,538,178)    2,297,478       (240,700)

INTEREST AND OTHER INCOME                46,356           -           46,356 (i)

INTEREST EXPENSE                        (36,789)        9,000 (i)    (27,789)(i)

NET LOSS FROM OPERATIONS            $(2,528,611)  $ 2,306,478      $(222,133)
                                    ===========   ===========      =========

NET LOSS FROM OPERATIONS PER
      WEIGHTED AVERAGE COMMON
      AND COMMON EQUIVALENT SHARE   $     (1.19)                   ($    .10)
                                    ===========                    =========

WEIGHTED AVERAGE COMMON AND           2,118,125                    2,118,125
      COMMON EQUIVALENT SHARES      ===========                    =========
      OUTSTANDING

---------------
(a) To record the sale of substantially all the assets of the Company. The increase in cash is primarily due to receipt of the purchase price ($500,000) and adjustments thereto under the Sale Agreement, return of deposits, and reimbursable other assets.

(b) Under the Sale Agreement, inventories and property and equipment are sold for $500,000, plus 25 percent of the inventory cost for inventory in excess of $700,000, up to a maximum of $25,000. The remaining property and equipment is revalued to fair market value.

(c) Deposits and other prepaid expenses are reimbursable under the Sale Agreement. The remaining balance represents a certificate of deposit used to collateralize a letter of credit for certain leased equipment.

(d) Trade payables and other accrued expenses in the ordinary course of business remain liabilities of the Company. Additional accrued expenses include future lease commitments and imputed interest relating to such commitments that are not assumed by the Buyer, insurance premiums, various payroll related costs and other miscellaneous items.

(e) Pursuant to the assignment of the leases, the deferred rent no longer remains a liability of the Company.

(f) Reversal of sales and cost of sales if the sale had been consummated at the beginning of the fiscal years.

(g) Reclassification of store and support personnel compensation and occupancy, supply, freight and vehicle costs and certain professional fees from continuing operations to discontinued operations had the sale been consummated at the beginning of the fiscal years. The remaining balance of selling, general and administrative expenses are comprised of the $7,000 monthly payment related to the Leased Register Equipment, as described on page 12 of this proxy statement, Board of Directors insurance, corporate and certain other administrative expenses, including $185,000 compensation expense under an employment agreement for the Company's former president in the year ended February 3, 1996.

(h) Reclassification of loss on impairment of equipment and leasehold improvements relating to permanent store locations, which the Buyer purchased, from continuing to discontinued operations.

(i) Reclassification of interest expense from continuing to discontinued operations in the fiscal year ended February 1, 1997, for borrowings from the Company's Board members to fund its operations. Remaining interest balance relates to income from investment of excess cash and interest expense for capital lease obligations. The Company does not expect to record interest income at the same level in future periods due to the Sale of the retail business of the Company.

NOTE: The Company's loss from discontinued operations would have been approximately $1,259,000 or $(.59) per share, and $2,510,000 or $(1.19) per share, for the fiscal years ended February 3, 1996 and February 1, 1997, respectively, had the Sale Transaction been consummated at the beginning of the fiscal years.

NOTE: In the first quarter of Fiscal 1997, the Company expects to incur an estimated loss from discontinued operations of approximately $868,000. In addition, during the period February 2, 1997, through March 9, 1997, the Company operated its business consistent with its past practices and incurred net operating losses of approximately $231,000 during such period. The Company will also be liable for a maximum closing penalty of $45,000, pursuant to the Sale Agreement, if the closing occurs between April 15, 1997, and May 31, 1997. The Company will be reimbursed for up to $100,000 of reimbursable and documented legal costs and expenses relating to the Sale Agreement. The Company also expects to incur approximately $100,000 of nonreimbursable legal costs and other expenses relating to the sale transaction subsequent to February 1, 1997. See "Unaudited Pro Forma Financial Information."

NOTE: The pro forma balance sheet is based upon the Company's position on the final day of Fiscal 1996 (February 1, 1997) and adjustments are made as if the Sale had been consummated on that day. In fact, the Company has had continuing operations through March 9, 1997, which are not reflected.

                       BUSINESS PLAN FOR THE POST-SALE WAW

INTRODUCTION

      The Company will be transformed to serve as a vehicle to effect acquisitions, whether by merger, exchange of capital stock, acquisition of assets or other similar business combination (a "Business Combination"), with an operating business (an "Acquired Business"). The business objective of the transformed Company (hereinafter, "Post-Sale WAW") will be to effect a Business Combination with an Acquired Business which Post- Sale WAW believes has significant growth potential. Post-Sale WAW intends to seek to utilize cash, equity, debt or a combination thereof in effecting a Business Combination. While Post-Sale WAW may, under certain circumstances, explore possible Business Combinations with more than one prospective Acquired Business, in all likelihood, until other financing provides additional funds, or its stature matures, Post-Sale WAW may be able to effect only a single Business Combination in accordance with its business objective, although there can be no assurance that any such transaction will be effected. See "Risk Factors" below for important factors that should be considered in connection with the realization of Post-Sale WAW's business objective.

TRANSITION ACTIVITIES

      At the closing of the Sale, substantially all of the assets of the Company will be sold to Natural Wonders. In the interim, the Company has engaged Natural Wonders to operate the Business. In transition, certain current staff of the Company will be employed to invoice and collect funds, pay trade creditors and perform other services. Post-Sale WAW will thereafter own accounts receivable, cash, furniture and equipment at its corporate office/distribution center and miscellaneous assets; and will have certain liabilities and ongoing requirements to meet regulatory and stockholder obligations while the business plan is being implemented. During the transition period, Post-Sale WAW will evaluate its remaining assets with the objective of maximizing their value. This may result in a liquidation of the Company or some or substantially all of its assets.

INITIAL TRANSACTIONS

      No agreements, commitments or understandings have been made with any Acquired Business candidates. No assurances can be made that future discussions will result in definitive agreements, although it is the Company's intention to proceed diligently with Post-Sale WAW's business plan.

FUNDING OF THE BUSINESS PLAN

      In view of the limited tangible net worth of Post-Sale WAW following the sale of the assets, consideration may be given to additional private equity or debt placement to fund its merger and acquisition activities as well as to fund working capital for general corporate purposes that might be required to effectuate the business plan.

      It is anticipated that, in the event a Business Combination is effected, Post-Sale WAW would use cash, equity, debt or a combination of these to achieve a Business Combination.

      Post-Sale WAW may borrow funds to increase the amount of capital available for a Business Combination or otherwise finance the operation of the Acquired Business. The amount and nature of any borrowings by Post-Sale WAW will depend on numerous considerations including its capital requirements, its perceived ability to service such debt and prevailing conditions in the financial markets and the general economy.

RISK FACTORS

      IF THE SALE IS CONSUMMATED, POST-SALE WAW WILL BECOME AN ACQUISITION COMPANY. THE STOCKHOLDERS OF THE COMPANY WILL NOT GET TO VOTE SEPARATELY
ON WHETHER TO CHANGE THE NATURE OF POST-SALE WAW'S BUSINESS TO AN ACQUISITION

COMPANY. CONSEQUENTLY, THE FOLLOWING RISK FACTORS SHOULD BE TAKEN INTO CONSIDERATION BY EACH STOCKHOLDER IN DETERMINING WHETHER TO APPROVE THE SALE.

      Additional Financing Required. The funds available to Post-Sale WAW may not be adequate for it to acquire an interest in any chosen property, business, or opportunity. Without raising additional funds, Post-Sale WAW may not have sufficient capital to fully exploit any property, business or opportunity acquired. Accordingly, the ultimate success of Post-Sale WAW may depend upon its ability to raise additional capital or to have other parties bear a portion of the required costs to further develop or exploit any business venture in which Post-Sale WAW becomes involved. There is no assurance that funds will be available from any source, and if not available, it will be necessary for Post-Sale WAW to limit its operations to those that can be financed from the existing assets.

      Limited Assets. The Company's only assets after the Sale will be cash and minor furniture, equipment and its corporate office and distribution center and any remainder of net proceeds of the Sale will be used for general corporate purposes and to seek acquisition candidates. Any business activity that Post-Sale WAW eventually undertakes may require substantial capital, which may be difficult to obtain or not available in light of the Company's pro forma financial condition. The success of Post-Sale WAW will depend upon its ability to acquire additional capital. Since the Company does not know the type of business, if any, in which it will eventually engage, the Company does not know what its ultimate capital needs will be.

      Lack of Liquidity. Immediately following the closing of the Sale, the Company will have no business to generate income. The Company's ongoing ability to meet its general and administrative cost obligations will be dependent on its ability to complete successfully a business combination with an entity having sufficient cash flow to meet the Company's obligations.

      No Operating History. The Company will change the nature of its business if the Sale is approved and consummated. Post-Sale WAW has no operating history in its new line of businesses, which is yet to be determined. There can be no assurance that Post-Sale WAW's activities will be profitable. As of the date of this proxy statement, the Company has not entered into any arrangement to participate in any business ventures or purchase any products.

      Speculative Nature of Company's Proposed Operations. The success of Post-Sale WAW will depend to a great extent on the operations, financial condition and management of the Company or companies, if any, with which Post-Sale WAW may merge or which it may acquire. Management intends to cause Post-Sale WAW to merge into or acquire one or more privately held entities with established operating histories. However, there can be no assurance that Post-Sale WAW will be successful in locating an acquisition candidate meeting such criterion. In the event Post-Sale WAW completes a merger or acquisition transaction, the success of its operations may be dependent, wholly or partly, upon management of the successor firm and numerous other factors beyond Post-Sale WAW's control. Post-Sale WAW anticipates that it will seek to acquire an existing business. After the acquisition has taken place, management from the acquired entity may operate Post-Sale WAW. There is, however, a possibility that Post-Sale WAW may seek to operate an ongoing business, in which case Post-Sale WAW's management might be retained.

      Change of Control. The consummation of a Business Combination may involve a change in officers and directors of Post-Sale WAW.

      Dilution in Merger or Acquisition Transaction. In order to merge with or acquire a private concern, Post- Sale WAW may issue securities to the stockholders of any such target concern. The issuance of previously authorized and unissued Common Stock of Post-Sale WAW or the creation and issuance of preferred stock would result in substantial dilution to present stockholders of the Company, which may result in another change in control or management of Post-Sale WAW.

      Management Commitment. The management of Post-Sale WAW will serve at will and may seek other opportunities at any time. The loss of part or of the entirety of its management could have a material adverse impact on the viability of Post-Sale WAW.

      Dependence on Inexperienced Management. The success of Post-Sale WAW will be dependent largely upon the active participation of its management. In the event such management lacks experience or background in the business in which Post-Sale WAW proposes to engage, it will probably be required to obtain independent outside professionals to effectively evaluate and appraise a potential business combination. Certain of the post- Sale directors have other full time employment and will be available to participate in management decisions only on a part time or as needed basis. Once Post-Sale WAW acquires a business opportunity, the post-Sale management may resign. The amount of time the post-Sale officers and directors devote to Post-Sale WAW matters will increase if Post-Sale WAW operates an active business. The time which the post-Sale officers and directors devote to the business affairs of Post-Sale WAW and the skill with which they discharge their responsibilities, will substantially affect Post-Sale WAW's success.

      Business Risks. The Company has not identified the business opportunities in which it will attempt to obtain an interest. The Company therefore cannot describe the specific risks presented by such business. Such business may involve an unproven product, technology or marketing strategy, the ultimate success of which cannot be assured. The acquired business opportunity may be in competition with larger, more established firms over which it will have no competitive advantage. The specific risks of a business opportunity will be disclosed to Post-Sale WAW's stockholders prior to its acquisition, and approval therefor will be obtained. Post-Sale WAW's investment in a business opportunity may be highly illiquid and could result in a total loss to Post-Sale WAW if the opportunity is unsuccessful.

      Conflicts of Interest. Certain of the directors and officers of Post-Sale WAW will be associated with other firms or occupations involving other business activities. Because of the affiliations, there are potential inherent conflicts of interest in their acting as directors and officers of Post-Sale WAW and of other entities. All of the Company's post-Sale directors and officers may be directors or controlling stockholders of other entities engaged in a variety of businesses which may in the future have various transactions with Post-Sale WAW. Additional conflicts of interest and non-arm's length transactions may also arise in the future in the event the Company's post-Sale officers or directors are involved in the management of any firms with which Post-Sale WAW transacts business. Post-Sale WAW may pay finder's fees or other fees to its post-Sale officers, directors or affiliates in connection with any potential business combination involving Post-Sale WAW.

      Dependence on Outside Advisors. In order to supplement the business experience of post-Sale management, Post-Sale WAW may employ accountants, technical experts, appraisers, attorneys or other consultants or advisors. The selection of any such advisors will be made by post-Sale management and without any control from stockholders. Additionally, it is anticipated that such persons may be engaged by Post-Sale WAW on an independent basis without a continuing fiduciary or other obligation to Post-Sale WAW.

      No Dividends Anticipated. At the present time management does not anticipate that Post-Sale WAW will pay dividends, cash or otherwise, on its Common Stock in the foreseeable future. Future dividends will depend on earnings, if any, of Post-Sale WAW, its financial requirements and other factors.

      Scarcity of and Competition for Merger or Acquisition Prospects. Post-Sale WAW will be an insignificant participant in the business of seeking mergers with and acquisitions of small private entities. In addition, Post- Sale WAW will have very limited assets to support an acquisition. A large number of established and well financed entities, including venture capital firms, are active in mergers and acquisitions of private companies which may be desirable target candidates for Post-Sale WAW. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than Post-Sale WAW, and consequently, Post- Sale WAW will be at a competitive disadvantage in identifying possible merger or acquisition candidates.

      No Agreement for Business Combination or Other Transaction. The Company has no arrangement, agreement or understanding with respect to a merger with, or acquisition of, any entity, private or public. There can be no assurance Post-Sale WAW will be successful in identifying and evaluating suitable merger or acquisition candidates and in concluding a merger or acquisition transaction on terms favorable to the Company; or, if concluded, whether any such transaction will result in a financial return to its stockholders.

      Lack of Market Research. The Company has neither conducted nor has it engaged other entities to conduct market research to determine that demand exists for any transactions contemplated by Post-Sale WAW or for the business activity in which a potential acquisition candidate engages. Even in the event demand is identified for the business of an acquisition candidate, there is no assurance Post-Sale WAW will be successful in completing any such transaction.

      Possible Lack of Diversification. Post-Sale WAW may be unable to diversify its business activities and, as a consequence, may suffer a total loss to Post-Sale WAW and the stockholders should an acquisition by Post- Sale WAW prove to be unprofitable. Post-Sale WAW's failure or inability to diversify its activities into a number of areas may subject Post-Sale WAW to economic fluctuations within a particular business or industry and, therefore, increase the risks associated with Post-Sale WAW's operations.

      Issuance of Additional Shares. Approximately 7,300,000 shares of stock or 73% of the total authorized shares (10,000,000) of Common Stock of the Company, less the number of shares underlying outstanding options and warrants, have not yet been issued and thus are available for sale. The Board of Directors has the power to issue such shares. Post-Sale WAW may issue shares of Common Stock to raise additional capital or to effect a merger or acquisition with a target corporation. Stockholders do not have preemptive rights with respect to the issuance of shares of the Company's Common Stock. Any additional issuance by Post-Sale WAW from its authorized but unissued shares would have the effect of further reducing the percentage ownership of the Stockholders.

      Regulation. Although Post-Sale WAW will be subject to regulation under the Securities Act of 1933 and the Securities Exchange Act of 1934, management believes Post-Sale WAW will not be subject to regulation under the Investment Company Act of 1940 insofar as Post-Sale WAW will not be engaged in the business of investing or trading in securities. In the event Post-Sale WAW engages in business combinations which result in Post-Sale WAW holding passive investment interests in a number of entities, Post-Sale WAW could be subject to regulation under the Investment Company Act of 1940. In such event, Post-Sale WAW would be required to register as an investment company and could be expected to incur significant registration and compliance costs. Management has obtained no formal determination from the Securities and Exchange Commission as to the status of Post-Sale WAW under the Investment Company Act of 1940 and, consequently, any violation of such Act would subject Post-Sale WAW to material adverse consequences.

      Probable Change in Control and Management. Mergers or acquisitions involving the issuance of Post-Sale WAW's Common Stock may result in stockholders of a target company obtaining a controlling interest in Post- Sale WAW. The resulting change in control of Post-Sale WAW could result in removal of the post-Sale officers and directors and a corresponding reduction in their participation in the future affairs of Post-Sale WAW.

FORWARD LOOKING STATEMENTS

      The foregoing section and other portions of this proxy statement contain forward-looking statements. Actual results could differ materially from those projected herein. Such difference could occur because of the application of factors referred to above, of competitive or general business conditions or of some other and unforeseen factor.

ABSENCE OF DISSENTERS' RIGHTS OF APPRAISAL

      The General Corporation Law of the State of Delaware governs stockholders' rights in connection with the Sale. Under the applicable provisions of Delaware law, the Company's stockholders will have no right in connection with the Sale to dissent and seek appraisal of their shares of Common Stock.

                         DESCRIPTION OF PAST BUSINESS

GENERAL

      The Company was a mall-based specialty unique gift retailer. The Company's assortment of products generally targeted customers who have an active interest in nature, education, the outdoors and science. The merchandise offered by the Company includes home products, outdoor and garden merchandise, recorded nature music, videotapes, statuary, telescopes, books, games and puzzles and apparel. The Company believes that its customers are generally middle or upper-middle income adults, ages 25 to 54, who may be purchasing for themselves or others.

      The Company was incorporated in Delaware in July 1993, opened its first store in August 1993 and until March 9, 1997, operated twelve stores, which are located in major regional malls in Florida (Tampa, Clearwater, Tallahassee, Bradenton, Jacksonville, Ocala, Jensen Beach, Miami (two) and Orlando), New York (Staten Island) and New Jersey (Eatontown). In addition, the Company operated thirteen temporary holiday outlets (the "temporary stores") in Florida, Georgia and South Carolina during the 1996 Christmas selling season.

      In November 1994, the Company completed its initial public offering (the "Offering") whereby 1,000,000 shares of Common Stock and 1,150,000 Redeemable Warrants were sold. Concurrent with the consummation of the Offering, the Company changed its fiscal year end from December 31 to the Saturday closest to January 31.

BUSINESS STRATEGY

      The Company's strategy has been to provide an interactive, unique gift store environment which generates a sense of discovery for its customers. High-quality customer service, through demonstration and assistance, is an integral part of the Company's marketing strategy. Throughout its stores, the Company has displayed its products prominently so as to be readily accessible to customers, who are encouraged by an attentive, knowledgeable and enthusiastic sales staff to take an active "hands on" approach to the merchandise. Each of the Company's stores operated during the entire year (the "permanent stores") typically has stocked over 3,000 different items and offered products at prices generally ranging from $3 to $500. The Company stocks its best selling products in its temporary stores.

      The following is a brief description of certain of the current merchandise categories that the Company has included in its stores:

      o Home Products: Decorative throw rugs, candles, frames, an assortment of bath and body fragrances, essential oils, aromatherapy and relaxation oriented products for the home.

      o Outdoor and Gardening: Bird houses and feeders, wind chimes, fountains, gardening seeds and kits, and decorative lawn and garden ornaments.

      o Music and Video: Easy listening compact discs and cassette tapes featuring natural and environmental sounds. Assorted video tapes of animals and nature settings.

      o  Statuary: Miniature wildlife statuary for collectors and animal lovers.

      o Optical Instruments and Other Products: Kaleidoscopes, telescopes, weather instruments and globes.

      o Educational Items: Teaching aids, books and science related merchandise.

      o  Toys, Games, and Kits: Games, puzzles and "hands-on" activity kits.

      o Rocks and Minerals: Gift assortments of rocks, minerals and fossils, which include bookends, clocks, pen and pencil sets and assorted decorative items.

      o Apparel: T-shirts and sweatshirts featuring nature and environmental themes, hats and other outdoor gear.

STORE OPERATIONS

      The Company endeavored to maintain an interactive store environment which generates a sense of discovery for its customers. The Company kept distinctive signage and design of its stores consistent among its locations to increase its name recognition. Throughout the Company's stores, which offer a well-lighted shopping atmosphere utilizing a standardized floor plan that emphasizes its merchandising concept, products are prominently displayed so as to be readily accessible to customers, who are encouraged by attentive, knowledgeable and enthusiastic sales associates to take an active "hands-on" approach to the merchandise. Interactive fixtures permit customers to hear a sampling of music titles offered and one or more television monitors continually play tapes of videos which are available for sale. The Company believed that its strategy of appealing to the customers' senses of smell, hearing and touch (as well as sight), when combined with the assistance of the Company's sales associates, served to enhance customer interest and the level of involvement, excitement and enjoyment associated with shopping in the Company's stores.

      Currently operated permanent stores generally range in size from approximately 2,200 to 3,300 square feet of space. The Company's stores have been open seven days a week during mall operating hours. Stores are typically staffed with a manager, an assistant manager and several full-time and part-time sales associates, the number of which varies depending on store volume. In order to assure that employees are knowledgeable with respect to the Company's merchandise, the Company generally provided new employees with on-the-job training under the supervision of an experienced employee for approximately two weeks. In addition, at least one day of product orientation class was provided for employees of the Company's new permanent or temporary stores, and the Company periodically arranged for various of its suppliers to give employee seminars in which their products are demonstrated (and underlying scientific or other applicable principles are explained) so as to facilitate the understanding by the Company's staff of such products. Store management receives compensation in the form of salaries and performance-based bonuses. Sales associates are paid on an hourly basis plus performance incentives.

PURCHASING AND INVENTORY

      The Company purchased merchandise from over 250 suppliers, including manufacturers, distributors, craftsmen and importers. Although certain suppliers may have provided a majority or all of the Company's requirements for a particular product or category during the year ended February 1, 1997 (fiscal
1996), no supplier accounted for more than 4.5% of the Company's total merchandise purchases during such period. In fiscal 1996, approximately 99% of the Company's merchandise was purchased from domestic vendors. The Company believes that the loss of any one or more of its suppliers would not have a material adverse effect on the Company and that alternative sources of merchandise are readily available at comparable prices in all product categories. Although the Company believes that its relationships with its suppliers are satisfactory, deferred payment arrangements have been necessitated by the extremely competitive environment and cash-starved condition in which the Company has been operating.

PROMOTIONAL ACTIVITIES

      The Company did not rely on advertising to generate sales but, rather, was substantially dependent upon mall traffic to attract new customers.

DISTRIBUTION

      In conjunction with a change during March 1996 of its chief executive officer, the Company has altered its distribution strategy and substantially discontinued shipments from vendors to the Company's distribution center in St. Petersburg, Florida, which occupies approximately 4,000 square feet of office and warehouse space. The Company had utilized this facility for the centralized receipt of goods from vendors, as well as the storage of inventory and the shipment of merchandise to its stores. The Company will continue to have products shipped directly to the stores from its vendors in order to expedite delivery of merchandise. The Company and its vendors have used common carriers to deliver merchandise to its stores.

COMPETITION

      The specialty retail business is characterized by intense competition. The Company believes that it had competed with Natural Wonders, Inc., The Nature Company, a subsidiary of CML Group, Inc., and World of Science, Inc., each of which operates numerous nature and science specialty stores. In April 1996, Discovery Communications Inc., which operates cable television's Discovery Channel and owns and operates the 15 store Discovery Channel Store chain, announced that it had acquired The Nature Company from CML Group, Inc.

PERSONNEL

      Pursuant to the Sale Agreement and the Management Agreement, certain employees of the Company have been retained by the Buyer and will be evaluated by the Buyer in accordance with its requirements. A portion or a significant portion of benefits accrued prior to March 9, 1997 to current employees will be paid by the Company. The Company has approximately 39 full-time employees and 50 part-time sales associates. Temporary employees were usually added during peak sales periods. Store management received compensation in the form of salaries and performance-based bonuses. Sales associates typically were paid on an hourly basis plus performance incentives. A number of programs offered incentives to both management and sales associates to increase sales, including various sales contests. None of the Company's employees is covered by any collective bargaining agreement. Management believes that its well trained and motivated employees were an integral part of its concept and that its employee relations have been good.

SERVICE MARK

      The Company will retain its federal service mark registration for the What A World(R) name and the Company's design and logo. The Company believes that its service marks have value and are important to its marketing and future prospects. There can be no assurance that the Company's marks would be upheld if challenged or that the Company would not be prevented by third parties (other than Natural Wonders) from using its mark, which could have an adverse effect on the Company. In addition, the Company would be prevented by the Sales Agreement from using its marks in a retail segment in competition with the Buyer. Moreover, there can be no assurance that the Company will have the financial resources necessary to enforce or defend its service marks. The Company is not aware of any claims of infringement or other challenges to the Company's right to use its marks in the United States.

PROPERTIES

      All leases for the twelve permanent stores of the Company will be assigned to, and assumed by, the Buyer in accordance with the Sale Agreement, and the Buyer has agreed as part of such assignment or assumption to secure necessary consents or modifications from interested parties. The Company currently has leases for ten permanent stores in Florida, one permanent store in New York and one permanent store in New Jersey. The store leases, which expire at various times from 2003 through 2005, provide for specified minimum rental payments and contingent payments based on gross sales exceeding certain levels. The leases also require the Company to pay the cost of common area maintenance, insurance, taxes and other expenses. Certain of the Company's lease agreements contain provisions which enable the Company to terminate such agreements under certain conditions, including failure to achieve specified sales performance levels. The locations of the permanent stores and the approximate square footage under the various store leases are as follows:



                                      Approximate Total
                                      Square Footage
                                      (Including Storage
Name of Mall (Location)               Space)               Date of Opening
-----------------------               ------------------   ---------------
Tampa Bay Center (Tampa, FL)                   2,800       August          1993

Countryside Mall (Clearwater, FL)              2,200       November        1993

Governor's Square Mall (Tallahassee, FL)       2,600       November        1993

DeSoto Square Mall (Bradenton, FL)             2,600       August          1994

Orange Park Mall (Jacksonville, FL)            4,400       September       1994

Paddock Mall (Ocala, FL)                       3,300       January         1995

Treasure Coast Square Mall (Jensen             2,500       September       1995
Beach, FL)

Aventura Mall (Miami, FL)                      3,200       November        1995

The Falls (Miami, FL)                          3,200       November        1995

Monmouth Mall (Eatontown, NJ)                  2,700       December        1995

Staten Island Mall (Staten Island, NY          3,100       November        1995

Fashion Square Mall (Orlando, FL)              3,000       October         1995


      The Company also leases approximately 4,000 square feet for its corporate office and distribution center in St. Petersburg, Florida, under a lease which expires in 1998. The Company is reviewing its options in connection with this facility.

      During the 1996 Christmas selling season, the Company operated thirteen temporary stores in Florida, Georgia and South Carolina pursuant to short term license agreements each of which expired by January 1997.

LEGAL PROCEEDINGS

      The Company is not a party or subject to any legal proceedings, other than claims and lawsuits arising in the ordinary course of its business. The Company does not believe that any such claims or lawsuits will have a material adverse effect on its financial condition or results of operations.

SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

      There were no matters submitted to a vote of the Company's security holders during the fiscal quarters ended November 2, 1996, or February 1, 1997.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

      The following table sets forth, for the periods indicated, the range of high and low closing sale prices for the Common Stock. Through January 31, 1997, the shares of Common Stock of the Company traded on the Nasdaq Small Capitalization Market under the symbol "WHAT". Thereafter, the Company's Common Stock traded under the same symbol on the bulletin board system maintained by the National Association of Securities Dealers ("NASD") or in the over-the-counter "pink sheets".

Fiscal Year Ended February 3, 1996                          High          Low
----------------------------------                          ----          ---

First Quarter  (January 29 through April 29, 1995)          4.25          3.00
Second Quarter (April 30 through July 29, 1995)             3.75          2.88
Third Quarter  (July 30 through October 28, 1995)           3.50          2.63
Fourth Quarter (October 29 through February 3, 1996)        3.00          1.25

                                                            CLOSING BID  CLOSING ASK
Fiscal Year Ended February 1, 1997                          High   Low   High   Low
----------------------------------                          ----   ---   ----   ---

First Quarter  (February 4 through May 4, 1996)             1.625  0.75  1.75   1.25
Second Quarter (May 5 through August 3, 1996)               1.625  0.50  2.00   0.75
Third Quarter  (August 4 through November 2, 1996)          1.00   0.75  1.125  1.00
Fourth Quarter (November 3, 1996 through February 1, 1997)  1.4375 0.50  1.4375 0.6875

      On March 12, 1997, the last reported (closing) sale price of the Common Stock on the NASD Bulletin Board or in the over-the-counter "pink sheets", preceding the public announcement on March 13, 1997, of the Sale Transaction was $0.1875 bid and 0.4375 asked per share. The prices set forth above reflect inter-dealer prices, without retail mark-up, markdown or commission and may not necessarily represent actual transactions and were provided by consultation with the NASD composite feed or other qualified quotation medium.

      The Company experienced during 1996 a substantial decline in the price of its Common Stock. The market price fell to a point that precluded the Company from continuing its listing on the Nasdaq Small Cap Market. Pursuant to the requirements of Nasdaq, to be eligible for continued listing on the Nasdaq Small Cap Market, the Common Stock must have maintained a minimum bid price of $1.00 per share or, if the bid price is less than $1.00, maintain capital and surplus of $2,000,000 and a market value of the public float of at least $1,000,000. The Company was notified by Nasdaq that the Company's Common Stock failed to maintain a closing bid price greater than or equal to $1.00 during a specified period of ten consecutive trade dates prior to the date of the notice, and that the public float alternative requirement had also not been met. (The closing bid price was equal to or higher than $1.00 per share prior to April 9, 1996 and was higher than such price on the four consecutive trading dates of April 26, 1996 and April 29 through May 1, 1996.) As the Company was unable to demonstrate, on or before the 90-day period ended July 28, 1996, compliance with either the minimum $1.00 bid price during a period of ten consecutive trading days or the alternative requirement, it submitted by that date its proposal for achieving compliance. The submission was deemed by Nasdaq to not warrant continued listing, and, accordingly, Nasdaq issued a formal notice of deficiency for the Company's securities. As a result of such delisting, an investor could find it more difficult to dispose of, or obtain accurate quotations as to the market value of, the Company's securities. Delisting of the Company's securities may result in lower prices for the Company's securities than might otherwise prevail.

      In addition, once the Common Stock was delisted from trading on Nasdaq and the trading price of the Common Stock remained below $5.00 per share, trading in the Common Stock also became subject to certain rules promulgated under the Securities Exchange Act of 1934, as amended, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a "penny stock" (generally, any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions). Such rules require the delivery, prior to any penny stock market transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker dealers must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. The additional burden imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in the Company's securities, the ability of security holders to sell the Company's securities in the secondary market and the Company's ability to obtain additional financing.

      The Company has not paid any cash dividends. Any determination to pay dividends in the future will be at the discretion of the Company's Board of Directors and will be dependent upon the Company's results of operations, financial condition, capital requirements, contractual restrictions and other factors deemed relevant by the Board of Directors. The Board of Directors does not intend to declare dividends in the foreseeable future, but instead intends to retain earnings, if any, for use in the Company's business operations.

      As of April 4, 1997, as reported by the Company's transfer agent, shares were held by approximately 17 persons based on the number of record holders, including several holders who are nominees for an undetermined number of beneficial owners.

                             INDEPENDENT AUDITORS

      Arthur Andersen LLP, independent certified public accountants, have been appointed by the Board of Directors, as independent auditors for the Company to examine and report on its financial statements for the 1996 fiscal year.

                         ANNUAL REPORT ON FORM 10-KSB

      The Company's Annual Report on Form 10-KSB, as filed with the Securities and Exchange Commission, may be obtained in the manner described above under "Available Information" and "Documents Incorporated by Reference."

                            STOCKHOLDERS' PROPOSALS

      The Company presently anticipates that its 1997 Annual Meeting of Stockholders will be held in August of 1997. Any proposal by a stockholder of the Company intended to be presented at the 1997 Annual Meeting of Stockholders was required to have been received by the Company at its principal executive office not later than December 31, 1996 for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Any such proposal must also comply with the other requirements of the proxy solicitation rules of the Securities and Exchange Commission.

                                OTHER BUSINESS

      Management does not know of any other matters to be brought before the Meeting except those set forth in the notice thereof. If other business is presented properly for consideration at the Meeting, it is intended that the Proxies will be voted by the persons named therein in accordance with their judgment on such matters.

      By order of the Board of Directors,

        DAVID B. CORNSTEIN                       DAVID F. MILLER
        Chairman of the Board                    President and Secretary

May 2, 1997

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors and Stockholders of What a World!, Inc.:

We have audited the accompanying balance sheet of What a World!, Inc. (a Delaware corporation) as of February 1, 1997, and the related statements of operations and accumulated deficit and cash flows for the years ended February 3, 1996, and February 1, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of What a World!, Inc. as of February 1, 1997, and the results of its operations and its cash flows for the years ended February 3, 1996, and February 1, 1997, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company's recurring operating losses, the Board of Directors' unanimous approval of the proposed sale of substantially all of the Company's operating assets, the speculative nature of the post-sale business, and the lack of liquidity and financing raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Tampa, Florida,
     March 29, 1997                        /s/ Arthur Andersen, LLP

                               WHAT A WORLD!, INC.

                        BALANCE SHEET -- FEBRUARY 1, 1997
                                    (Note 1)


                                     ASSETS
                                     ------

CURRENT ASSETS:
     Cash and cash equivalents                                      $ 1,294,189
     Certificate of deposit                                             100,000
     Inventories                                                      1,207,015
     Prepaid expenses and other current assets                           95,567
                                                                    -----------
               Total current assets                                   2,696,771

PROPERTY AND EQUIPMENT (Note 2)                                       1,275,113
     Less- Accumulated depreciation and amortization                   (301,265)
                                                                    -----------
                                                                        973,848

OTHER ASSETS                                                             27,806
                                                                    -----------
               Total assets                                         $ 3,698,425
                                                                    ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

CURRENT LIABILITIES:
     Accounts payable                                               $ 1,386,608
     Accrued expenses (Note 4)                                          257,779
     Current maturities of capital lease obligations (Note 4)            68,156
                                                                    -----------
               Total current liabilities                              1,712,543
                                                                    -----------

DEFERRED RENT (Note 3)                                                  731,652

CAPITAL LEASE OBLIGATIONS (Note 4)                                       91,630

COMMITMENTS AND CONTINGENCIES (Note 4)

STOCKHOLDERS' EQUITY:
     Common stock, $.01 par value; 10,000,000 shares
          authorized, 2,118,125 shares issued and
          outstanding as of February 3, 1996, and
          February 1, 1997                                               21,181
     Additional paid-in capital                                       4,538,782
     Accumulated deficit                                             (3,397,363)
                                                                    -----------
               Total stockholders' equity                             1,162,600
                                                                    -----------
               Total liabilities and stockholders' equity           $ 3,698,425
                                                                    ===========


     The accompanying notes are an integral part of this balance sheet.

                               WHAT A WORLD!, INC.

                STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT
                                    (Note 1)


                                                    Year Ended      Year Ended
                                                    February 3,     February 1,
                                                       1996            1997
                                                    -----------     -----------

NET SALES                                           $ 5,510,278     $ 8,166,755

COST OF SALES                                         2,777,633       4,308,643
                                                    -----------     -----------
               Gross profit                           2,732,645       3,858,112

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES          3,318,179       4,910,755

LOSS ON IMPAIRMENT                                       85,789       1,485,535
                                                    -----------     -----------
               Loss from operations                    (671,323)     (2,538,178)
                                                    -----------     -----------

INTEREST AND OTHER INCOME                               135,076          46,356

INTEREST EXPENSE                                        (24,970)        (36,789)
                                                    -----------     -----------
                                                        110,106           9,567
                                                    -----------     -----------

NET LOSS                                               (561,217)     (2,528,611)

ACCUMULATED DEFICIT, beginning of year                 (307,535)       (868,752)
                                                    -----------     -----------

ACCUMULATED DEFICIT, end of year                    $  (868,752)    $(3,397,363)
                                                    ===========     ===========

NET LOSS PER WEIGHTED AVERAGE COMMON AND
     COMMON EQUIVALENT SHARE                        $      (.26)    $     (1.19)
                                                    ===========     ===========

WEIGHTED AVERAGE COMMON AND COMMON
     EQUIVALENT SHARES OUTSTANDING                    2,118,125       2,118,125
                                                    ===========     ===========


        The accompanying notes are an integral part of these statements.

                               WHAT A WORLD!, INC.

                            STATEMENTS OF CASH FLOWS


                                                      Year Ended    Year Ended
                                                      February 3,   February 1,
                                                         1996          1997
                                                      -----------   -----------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                            $  (561,217)  $(2,528,611)
  Adjustments to reconcile net loss to net cash
    provided by operating activities-
      Depreciation and amortization                       207,285       386,749
      Loss on sales of property and equipment                --           4,114
      Loss on impairment                                   85,789     1,485,535
      Changes in operating assets and liabilities-
        Construction allowance receivable                (227,000)      267,000
        Inventories                                      (332,894)     (228,786)
        Prepaid expenses and other current assets        (121,404)       84,262
        Other assets                                      (20,737)       (2,713)
        Accounts payable                                  387,236       834,192
        Accrued expenses                                  295,968      (223,712)
        Deferred rent                                     421,196        87,479
                                                      -----------   -----------
               Net cash provided by operating
                 activities                               134,222       165,509
                                                      -----------   -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                  (1,644,542)     (212,391)
  Proceeds from sales of property and equipment              --          15,900
                                                      -----------   -----------
               Net cash used in investing activities   (1,644,524)     (196,491)
                                                      -----------   -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings under related party loan agreements             --         410,000
  Repayment of related party loans                           --        (410,000)
  Payments on capital lease obligations                   (54,829)      (61,827)
                                                      -----------   -----------
               Net cash used in financing activities      (54,829)      (61,827)
                                                      -----------   -----------

NET DECREASE IN CASH AND CASH EQUIVALENTS              (1,565,131)      (92,809)

CASH AND CASH EQUIVALENTS, beginning of year            2,952,129     1,386,998
                                                      -----------   -----------

CASH AND CASH EQUIVALENTS, end of year                $ 1,386,998   $ 1,294,189
                                                      ===========   ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest                              $    26,777   $    36,789


        The accompanying notes are an integral part of these statements.

                               WHAT A WORLD!, INC.

                          NOTES TO FINANCIAL STATEMENTS

                     FEBRUARY 3, 1996, AND FEBRUARY 1, 1997


1.   BUSINESS ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES:

Nature of Business and Basis of Presentation

What a World!, Inc. (the Company) was a mall-based unique gift specialty retailer. The Company's assortment of products generally targeted customers who have an active interest in nature, the outdoors and science. The Company opened its first store in August 1993 and had 12 permanent stores in operation at February 3, 1996, and at February 1, 1997, which are located in major regional malls. Ten of the stores are located in Florida and one store each is located in New York and New Jersey. In addition, the Company operated three temporary holiday outlets (temporary stores) in Florida and 13 temporary stores in Florida, Georgia and South Carolina during the 1995 and 1996 Christmas selling seasons, respectively.

The Company's financial statements for the year ended February 1, 1997, have been prepared on a going concern basis which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company incurred net losses of $561,217 and $2,528,611 for the years ended February 3, 1996, and February 1, 1997, respectively, and had an accumulated deficit of $3,397,363 as of February 1, 1997.

The Company operated its chain of mall-based specialty gift retail stores until March 10, 1997. Pursuant to the terms of the proposed Sale Agreement unanimously approved by the Company's Board of Directors (the Board), in consideration of the transfer to Natural Wonders, Inc. (the Buyer) of substantially all of the Company's operating assets (including specified inventories, fixed assets and tangible personal property, intangible personal property and contract rights and store leases), the Buyer has agreed to pay the Company approximately $500,000 in cash, subject to certain adjustments pursuant to the Sale Agreement, and to assume certain liabilities (including minimum future rental payments under the store leases, common area maintenance charges and other related obligations). In addition, in order to immediately implement the benefits of the Sale Agreement (and to reduce operating losses which were continuing to be incurred by the Company), the Company entered into a Management Agreement with the Buyer whereby the Buyer began operating the Company's specialty gift retail business consistent with the Buyer's past practices as of March 10, 1997. Under the Management Agreement, the Buyer is entitled to a management fee equal to all gross operating revenue recognized and/or received in respect of the operation of the business from and after March 10, 1997, through the date of termination, which is the earlier of the closing date or May 31, 1997. The Buyer has agreed to fund certain costs, expenses and liabilities associated with the operation of the Company during the term thereof.

The Company will be liable to the Buyer, in accordance with the terms of the Management Agreement, for costs and expenses in excess of gross operating revenues during the term thereof, if the closing does not occur by May 31, 1997, due to the failure of the Company to satisfy the closing conditions.

In addition, the Chairman of the Board, the President and the Company will enter into agreements at the closing of the Sale Agreement not to compete in the existing retail market category.

The Sale Agreement may be terminated by the Buyer if, on the closing date, certain conditions, including majority approval by the stockholders, are not met by the Company or waived by the Buyer or if the closing does not occur on or before May 31, 1997.

Upon closing of the Sale Agreement, the Company is expected to pay its remaining liabilities and obligations with available cash and the proceeds of the Sale Agreement. At that time, the Company is expected to become an acquisition vehicle to effect acquisitions, whether by merger, exchange of capital stock, acquisition of assets or other similar business combination, of or with an operating business. After the closing of the sale transaction, the Company's ability to meet its general and administrative cost obligations will be limited, as it will at that time have no operating business to generate income and have limited excess cash, if any, after paying its vendors and other liabilities. There is no assurance that funds will be available from any source, particularly in light of the Company's anticipated financial condition, to effect any such business combinations. The Company has not yet identified any business opportunities and has not entered into any arrangement in which it will attempt to obtain an interest.

In the event that the closing of the Sale Agreement does not occur by May 31, 1997, or if the stockholders do not approve the sale transaction, the Company would explore other alternatives, which could affect the realizable values of the Company's assets and liabilities in the accompanying balance sheet.

Fiscal Year

The years ended February 3, 1996, and February 1, 1997, were 53-week and 52-week years, respectively.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and investments with original maturities of less than three months.

Certificate of Deposit

A certificate of deposit is maintained to serve as collateral for the Company's letter-of-credit relating to certain leased equipment. The certificate of deposit matures in November 1997 and bears interest at a rate of 4.64 percent per annum.

Inventories

Inventories are recorded at lower of cost or market by utilizing the retail method of inventory valuation.

Property and Equipment

Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Assets acquired under capital lease obligations and leasehold improvements are amortized over the lesser of the useful lives of the assets or the lease terms. Maintenance and repairs of property and equipment are expensed as incurred, and major improvements are capitalized. Upon retirement, sale or other disposition of property and equipment, the cost and accumulated depreciation or amortization are eliminated from the accounts, and any gain or loss is charged or credited to operations.

In the year ended February 3, 1996, the Company adopted the Financial Accounting Standards Board's (FASB) Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed Of" (SFAS 121). The impact of adopting SFAS 121 is reflected in loss on impairment in the accompanying statements of operations and accumulated deficit for the years ended February 3, 1996, and February 1, 1997.

Deferred Rent

Certain of the Company's operating leases contain predetermined fixed increases of the base rental rate during the initial term and concessions granted by lessors, including construction allowances. For these leases, the Company recognizes the related rental expense on a straight-line basis over the lease term. The Company has recorded the difference between the amounts charged to operations and amounts payable under the leases as deferred rent in the accompanying balance sheet.

Store Pre-Opening Costs

Operating costs (including site selection costs and store set-up and stocking costs) incurred prior to the opening of a new store are expensed and included in selling, general and administrative expenses in the accompanying statements of operations and accumulated deficit. All pre-opening expenses associated with temporary stores are expensed during the period. Legal and architectural fees associated with permanent store openings are capitalized.

Net Loss per Weighted Average Common and Common Equivalent Share

Net loss per weighted average common and common equivalent share is computed by dividing net loss by the weighted average number of shares of common stock outstanding and dilutive common equivalent shares from stock options and warrants using the treasury stock method.

The FASB has issued SFAS No. 128, "Earnings Per Share" (SFAS 128). SFAS 128 effectively changes the primary earnings per share calculation to basic earnings per share and requires a calculation for fully diluted earnings per share, which is now referred to as diluted earnings per share. The Company is required to adopt SFAS 128 in the following fiscal year. Management believes that the adoption of SFAS 128 will have no impact on the financial statements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Seasonality

The Company's business is highly seasonal, with a substantial portion of its revenues derived from product sales during the months of November and December. If for any reason the Company's sales were substantially below those normally expected in the fourth quarter of any fiscal year, the Company's operating results would be materially adversely affected.

2.   PROPERTY AND EQUIPMENT:

Property and equipment consisted of the following as of February 1, 1997:

                                                      Estimated
                                                     Useful Lives      Amount
                                                     ------------   -----------

Leasehold improvements                                10 years      $   833,183
Furniture, fixtures and equipment                     5 years           441,930
                                                                    -----------
                                                                      1,275,113
Less- Accumulated depreciation and amortization                        (301,265)
                                                                    -----------
                                                                    $   973,848
                                                                    ===========

The Company acquired assets under capital lease obligations with a cost of $97,798 during the year ended February 3, 1996. The Company recorded a loss on impairment of equipment and leasehold improvements at certain store locations to their net realizable value. A majority of these assets represent improvements to the property, which were revalued to zero, since they cannot be sold or used in other store locations.

3.   DEFERRED RENT:

The aggregate maturities of deferred rent as of February 1, 1997, were as follows:

       Fiscal Year                                           Amount
       -----------                                         ----------
          1998                                             $  (8,016)
          1999                                                16,192
          2000                                                44,901
          2001                                                74,064
          2002                                                127,890
          Thereafter                                          476,621
                                                            ---------
                                                            $ 731,652
                                                            =========

4.   COMMITMENTS AND CONTINGENCIES:

The Company leases retail store space and office space under operating leases expiring in various years through 2005. These leases include fixed rent payments that escalate over the term of the lease and contingent rent payments based on gross sales exceeding certain thresholds. There were no contingent rent payments for the years ended February 3, 1996, and February 1, 1997. Certain of the Company's lease agreements contain provisions which enable the Company to terminate such agreements if specific conditions, including sales performance, are met.

Minimum future rental payments under noncancelable operating leases (exclusive of common area maintenance charges) as of February 1, 1997, were as follows:

       Fiscal Year                                           Amount
       -----------                                         ----------
          1998                                             $  875,740
          1999                                                899,948
          2000                                                928,657
          2001                                                957,820
          2002                                              1,011,646
          Thereafter                                        3,189,123
                                                           ----------
                                                           $7,862,934
                                                           ==========

Total rent expense, including common area maintenance charges under the Company's operating leases, was approximately $707,000 and $1,328,000 during the years ended February 3, 1996, and February 1, 1997, respectively.

The Company maintains a $100,000 letter-of-credit to serve as collateral for primarily all of the Company's capital lease obligations. The letter-of-credit expires in November 1997.

Future minimum lease payments under capital lease obligations, together with the present value of the future minimum lease payments, were as follows as of February 1, 1997:

       Fiscal Year                                          Amount
       -----------                                         ---------
          1998                                             $  85,463
          1999                                                76,662
          2000                                                23,690
                                                           ---------
          Total minimum lease obligations                    185,815
          Less- Interest                                     (26,029)
                                                           ---------
          Present value of capital lease obligations,
            including current maturities of $68,156        $ 159,786
                                                           =========

Effective March 26, 1996, the president of the Company resigned. The president had an employment agreement (the Agreement) with the Company which, as amended, expires in February 1997. Under the Agreement, the president was entitled to receive a base salary of approximately $90,000 and $95,000, respectively, during the fiscal years ended February 3, 1996, and February 1, 1997. Amounts due through the end of the contract period of $95,000 were accrued as of February 3, 1996. The remaining amount due under the Agreement of approximately $14,000 is included in accrued expenses in the accompanying balance sheet.

The Agreement also provides that, in the event of the president's death, his estate shall be entitled to sell to the Company, and the Company shall be required to buy, up to $500,000 of his common stock at a price per share equal to the fair market value thereof at such time, provided the Company has been able to obtain "key man" insurance on the president's life at commercially reasonable rates.

The Company had a $55,000 corporate credit line as of February 1, 1997, to facilitate employee expenses. The amount outstanding under this line is minimal and is included in accounts payable in the accompanying balance sheet.

The Company is not a party or subject to any legal proceedings, other than claims and lawsuits arising in the ordinary course of business. The Company does not believe that any such claims or lawsuits will have a material adverse effect on its financial condition or results of operations.

5.   INCOME TAXES:

As of February 1, 1997, the Company had net deferred income tax assets of approximately $1,200,000, which was fully offset by a valuation allowance. The net deferred income tax asset (before allocation of the valuation allowance) consisted of the following as of February 1, 1997:

                                                                   Amount
                                                                 ----------
     Accrued expenses                                            $  308,000
     Net operating loss (NOL) carryforwards                         401,000
     Tax and financial basis differences
       of property and equipment                                    491,000
                                                                 ----------
               Net deferred income tax assets                    $1,200,000
                                                                 ==========

As of February 1, 1997, the Company had federal NOL carryforwards of approximately $1,066,000. Approximately $90,000 of the NOL is associated with the period January 1, 1995, through January 28, 1995, and can be carried forward ratably over the next four fiscal years. Approximately $976,000 of the NOL relates to the Company's C corporation periods and can be carried forward through periods ranging from 2009 to 2012. The benefit of the NOL carryforwards most likely will not be realized due to a change in the Company's operations from the specialty retail business to an acquisition company after the closing of the sale transaction.

6.   RELATED PARTY TRANSACTION:

During the year ended February 1, 1997, the Company entered into agreements with three members of its Board to borrow up to $600,000 to fund operations. The Company borrowed $410,000 under these agreements, all of which was repaid before February 1, 1997. Outstanding balances under these agreements accrued interest at 12 percent per annum, and interest of approximately $9,000 is included in interest expense in the accompanying statements of operations and accumulated deficit. Additionally, the Company granted to the three directors one warrant for every three dollars of borrowings made available (see Note 7).

7.   WARRANTS:

As of February 1, 1997, the following warrants were outstanding:

                                                        Aggregate
                                Title of Issue          Amount of
                                 of Security           Securities
                                Called for by         Called for by        Terms of          Exercise        Redemption
      Title                        Warrants             Warrants           Warrants            Price           Price
      -----                        --------             --------           --------            -----           -----
Redeemable Warrants                Common                                  5/17/95-
                                   Stock               1,150,000           5/17/98             $5.00          $0.10

Underwriters' Warrants             Common                                  11/17/95-
                                   Stock                 100,000           11/17/99            $7.25            --

Underwriters' Warrants             Redeemable                              11/17/95-
                                   Warrant               100,000           11/17/99            $.145            --

Directors' Warrants                Common                                  8/31/96-
                                   Stock                 200,000           8/31/01             $1.00            --
                                                       ---------
     Warrants outstanding                              1,550,000
                                                       =========

The Redeemable Warrants may be redeemed by the Company, subject to certain conditions, at $.10 per warrant if the Company's common stock trades for 20 consecutive days at or above $7.50 per share. The Underwriters' Warrants and Directors' Warrants are not redeemable by the Company. The effect of warrants outstanding has not been included in weighted average common and common equivalent shares outstanding on the accompanying statements of operations and accumulated deficit, as these warrants would have an antidilutive effect on net loss per weighted average common and common equivalent share.

8.   STOCK OPTION PLANS:

1994 Non-Employee Directors' Stock Option Plan

In November 1994, the Board adopted the 1994 Non-Employee Directors' Stock Option Plan (the Directors' Plan), which became effective upon the effective date of the Company's initial public offering (the Offering), reserving 40,000 unregistered shares of common stock for issuance under the Directors' Plan. Options under the Directors' Plan vest ratably over three years and may be exercised for 10 years from the grant date. The exercise price per share of each stock option will be equal to the fair market value of the stock on the date of grant. No options were granted during the year ended February 3, 1996. During the year ended February 1, 1997, the Company granted 10,000 options to non-employee directors at an exercise price of $1.50 under the Directors' Plan.

1994 Stock Option Plan

In November 1994, the Board adopted the 1994 Stock Option Plan (the Stock Option
Plan) which became effective upon the effective date of the Offering, reserving 260,000 unregistered shares of common stock for issuance under the Stock Option Plan as incentive or non-incentive stock options. Options under the Stock Option Plan vest ratably between one and five years as stated and may be exercised for 10 years from the grant date. The exercise price per share of each stock option will be an amount not less than the par value of such shares and, in the case of incentive options, not less than the fair market value of such shares on the date of grant. No options were granted during the year ended February 3, 1996, under the Stock Option Plan.

In May 1996, the Stock Option Plan was amended to add 300,000 shares to the previously authorized shares that were subject to options under the Stock Option Plan, resulting in a total of 560,000 shares of common stock available to grant under the Stock Option Plan. During the year ended February 1, 1997, the Company granted 400,000 options at exercise prices ranging from $1.00 to $1.68 per share under the Stock Option Plan.

Aggregate Stock Option Activity

The following table summarizes information about the aggregate stock option activity for the years ended February 3, 1996, and February 1, 1997:

                                     February 3, 1996       February 1, 1997
                                  ---------------------   ---------------------
                                              Weighted-               Weighted-
                                              Average                 Average
                                   Number     Exercise     Number     Exercise
                                  of Shares    Price      of Shares    Price
                                  ---------   ---------   ---------   ---------
Outstanding, beginning of year     130,000    $   4.54     130,000    $   4.54
     Granted                          --          --       410,000        1.51
     Exercised                        --          --          --          --
     Forfeited                        --          --          --          --
                                  --------    --------    --------    --------
Outstanding, end of year           130,000    $   4.54     540,000    $   2.24
                                  ========    ========    ========    ========

Options vested, end of year         85,000    $   4.54     293,333    $   2.85
                                  ========    ========    ========    ========

The weighted-average fair value of options granted during the year ended February 1, 1997, was $.69.

The following table summarizes information about stock options at February 1, 1997:

                           Options Outstanding             Options Exercisable
                  -------------------------------------  -----------------------
                                            Weighted-
                                Weighted-    Average                   Weighted-
                                Average     Remaining                  Average
                    Number      Exercise   Contractual     Number      Exercise
Exercise Prices   Outstanding    Price     Life (Years)  Exercisable    Price
---------------   -----------    -----     ------------  -----------    -----
   $  1.00          70,000      $   .13            9       14,000      $   .05
   $  1.50         110,000          .30            9      103,333          .52
   $  1.68         230,000          .71            9       46,000          .26
   $  4.25          80,000          .63            7       80,000         1.16
   $  5.00          50,000          .47            7       50,000          .86
   -------         -------      -------      -------      -------      -------
                   540,000      $  2.24         8.51      293,333      $  2.85
                   =======      =======      =======      =======      =======

The effect of options outstanding has not been included in weighted average common and common equivalent shares outstanding in the accompanying statements of operations and accumulated deficit, as these options would have an antidilutive effect on net loss per weighted average common and common equivalent share.

Accounting for Stock-based Compensation

The Company accounts for its stock option plans under Accounting Principles Board Opinion No. 25 (APB 25), under which no compensation expense has been recognized. In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation" (SFAS 123), which was effective for fiscal years beginning after December 15, 1995. SFAS 123 allows companies to continue following the accounting guidance of APB 25, but requires pro forma disclosure of net income and earnings per share for the effects on compensation expense had the accounting guidance of SFAS 123 been adopted. The pro forma disclosures are required only for options granted in fiscal years beginning after December 15, 1994.

The Company adopted SFAS 123 for disclosure purposes in the year ended February 1, 1997. For SFAS 123 purposes, the fair value of each option granted has been estimated as of the grant date using the Black-Scholes option pricing model with the following weighted average assumptions: risk-free interest rates ranging from 5.9 to 6.4 percent, expected life of three years, no expected dividends, and expected volatility of approximately 60 percent. Using these assumptions, the fair value of the stock options granted in the year ended February 1, 1997, was approximately $75,000, which would be amortized as compensation expense over the vesting periods of the options.

Had compensation expense been recognized under SFAS 123, utilizing the assumptions detailed above, the Company's net loss and net loss per weighted average common and common equivalent share (LPS) would have been changed to the following pro forma amounts for the fiscal year ended February 1, 1997 (no effect for the fiscal year ended February 3, 1996):

                                                         Amount
                                                       -----------
     Net loss:      As reported                        $(2,528,611)
                    Pro forma                          $(2,570,863)

     LPS:           As reported                        $     (1.19)
                    Pro forma                          $     (1.21)

Because the SFAS 123 method of accounting has not been applied to options granted in fiscal years beginning prior to December 15, 1994, the resulting pro forma compensation expense may not be representative of that to be expected in future years.

9.   PRO FORMA DISCLOSURES (Unaudited):

The following unaudited pro forma information reflects the adjustments pursuant to the proposed Sale Agreement as if the sale had occurred on February 1, 1997, for pro forma balance sheet purposes and at the beginning of fiscal years ended February 3, 1996, and February 1, 1997, for pro forma statements of operations. In fact, during the period February 2, 1997, through March 9, 1997, the Company operated the specialty retail business consistent with its past practices and incurred NOL of approximately $231,000 (unaudited).

Pro Forma Balance Sheet
                                                                    February 1,
                                                      Pro Forma        1997
                                      February 1,    Adjustments     Pro Forma
                                         1997        (Unaudited)    (Unaudited)
                                      -----------    -----------    -----------
ASSETS:
     Cash and cash equivalents        $ 1,294,189    $   584,208    $ 1,878,397
     Inventories                        1,207,015     (1,207,015)          --
     Net property and equipment           973,848       (973,848)          --
     Other assets                         223,373       (123,373)       100,000
                                      -----------    -----------    -----------
          Total assets                $ 3,698,425    $(1,720,028)   $ 1,978,397
                                      ===========    ===========    ===========

LIABILITIES:
     Accounts payable                 $ 1,386,608    $   121,434    $ 1,508,042
     Deferred rent                        731,652       (731,652)          --
     Other liabilities                    417,565           --          417,565
                                                     -----------    -----------
          Total liabilities             2,535,825       (610,218)     1,925,607
                                      -----------    -----------    -----------

STOCKHOLDERS' EQUITY:
     Paid-in capital                    4,559,963           --        4,559,963
     Accumulated deficit               (3,397,363)    (1,109,810)    (4,507,173)
                                      -----------    -----------    -----------
          Total stockholders' equity    1,162,600     (1,109,810)        52,790
                                      -----------    -----------    -----------
          Total liabilities and
            stockholders' equity      $ 3,698,425    $(1,720,028)   $ 1,978,397
                                      ===========    ===========    ===========

The pro forma balance sheet adjustments reflect the sale of inventories and property and equipment for $500,000 cash plus $25,000 for inventories in excess of $700,000. The remaining adjustments relate to reimbursable deposits and prepaid expenses, revaluation of remaining property and equipment and other assets, accruals for severance, insurance, interest and lease commitment costs, and the reversal of deferred rent due to assumption of leases by the Buyer.

In the first quarter of fiscal 1997, the Sale will result in an estimated loss of approximately $868,000. In addition to the transactions reflected above in the pro forma balance sheet, the Company could also be liable for a maximum closing penalty of $45,000, as defined in the Sale Agreement, if the closing occurs between April 15, 1997, and May 31, 1997. The Company will be reimbursed for up to $100,000 of reimbursable and documented legal costs and expenses, as defined in the Sale Agreement. The Company also expects to incur approximately $100,000 of non-reimbursable legal costs and expenses relating to the sale transaction subsequent to February 1, 1997.

Pro Forma Statements of Operations
                                                                    Year Ended
                                                                    February 3,
                                                      Pro Forma        1996
                                      February 3,    Adjustments     Pro Forma
                                         1996        (Unaudited)    (Unaudited)
                                      -----------    -----------    -----------
NET SALES                             $ 5,510,278    $(5,510,278)   $      --

COST OF SALES                           2,777,633     (2,777,633)          --
                                      -----------    -----------    -----------
          Gross profit                  2,732,645     (2,732,645)          --

SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSES               3,318,179     (2,892,479)       425,700

LOSS ON IMPAIRMENT                         85,789        (85,789)          --
                                      -----------    -----------    -----------
          Loss from operations           (671,323)       245,623       (425,700)

INTEREST AND OTHER INCOME                 135,076           --          135,076

INTEREST EXPENSE                          (24,970)          --          (24,970)
                                      -----------    -----------    -----------

NET LOSS FROM OPERATIONS              $  (561,217)   $   245,623    $  (315,594)
                                      ===========    ===========    ===========

NET LOSS FROM OPERATIONS PER
  WEIGHTED AVERAGE COMMON
  AND COMMON EQUIVALENT
  SHARE                               $      (.26)                  $      (.15)
                                      ===========                   ===========

WEIGHTED AVERAGE COMMON
  AND COMMON EQUIVALENT
  SHARES OUTSTANDING                    2,118,125                     2,118,125
                                      ===========                   ===========

                                                                    Year Ended
                                                                    February 1,
                                                      Pro Forma        1997
                                      February 1,    Adjustments     Pro Forma
                                         1997        (Unaudited)    (Unaudited)
                                      -----------    -----------    -----------
NET SALES                             $ 8,166,755    $(8,166,755)   $      --

COST OF SALES                           4,308,643     (4,308,643)          --
                                      -----------    -----------    -----------
          Gross profit                  3,858,112     (3,858,112)          --


SELLING, GENERAL AND
ADMINISTRATIVE EXPENSES                 4,910,755     (4,670,055)       240,700


LOSS ON IMPAIRMENT                      1,485,535     (1,484,535)          --
                                      -----------    -----------    -----------
          Loss from operations         (2,538,178)     2,297,478       (240,700)

INTEREST AND OTHER INCOME                  46,356           --           46,356

INTEREST EXPENSE                          (36,789)         9,000        (27,789)
                                      -----------    -----------    -----------

NET LOSS FROM OPERATIONS              $(2,528,611)   $ 2,306,478    $  (222,133)
                                      ===========    ===========    ===========

NET LOSS FROM OPERATIONS PER
  WEIGHTED AVERAGE COMMON
  AND COMMON EQUIVALENT
  SHARE                               $     (1.19)                  $      (.10)
                                      ===========                    ===========

WEIGHTED AVERAGE COMMON
  AND COMMON EQUIVALENT
  SHARES OUTSTANDING                    2,118,125                     2,118,125
                                      ===========                   ===========

The Company's loss from discontinued operations would have been approximately $1,259,000, or $(.59) per share, and $2,510,000, or $(1.19) per share, for the fiscal years ended February 3, 1996, and February 1, 1997, respectively, had the sale transaction consummated at the beginning of the fiscal years.

The pro forma adjustments reflect reversal of sales and cost of sales as if the sale had occurred at the beginning of the fiscal years. The pro forma adjustment of selling, general and administrative expenses includes reversal of store and support personnel compensation and occupancy, supply, freight and vehicle costs and certain professional fees from continuing operations. The remaining balance of selling, general and administrative expenses consists of $84,000 of leased register equipment expense, Board insurance, corporate and certain other administrative expenses, including $185,000 compensation expense for the Company's former president in the year ended February 3, 1996 (see Note 4). The remaining pro forma adjustments are for reversal of loss on impairment relating to permanent store locations and reversal of interest expense for borrowings from the Company's directors (see
Note 6).

                                    [FRONT]

PROXY                                                 DEFINITIVE COPY



                              WHAT A WORLD!, INC.

                              PROXY SOLICITED BY
                 THE BOARD OF DIRECTORS OF WHAT A WORLD!, INC.
             FOR THE SPECIAL MEETING OF STOCKHOLDERS-MAY 23, 1997

            The undersigned hereby appoints David F. Miller, David B. Cornstein and James Martin Kaplan and each of them, with power of substitution to each, as the proxies and attorneys of the undersigned to vote, as designated below, all shares of common stock which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of What A World!, Inc. to be held at the offices of What A World!, Inc., Suite 100 McCormick Centre II-B, 10901 Roosevelt Boulevard, St. Petersburg, Florida 33716, at 9:00 a.m. (local time) on May 23, 1997.

1.  Proposal Relating to the Sale Transaction


    |_| FOR                 |_| AGAINST                |_| ABSTAIN




2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.



    If no direction is given, this proxy will be voted FOR Proposal No. 1.



                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                                 FOR PROPOSAL 1
     (to be valid, this proxy must be signed and dated on the reverse side)

                                     [BACK]








                                               Date:____________________________



                                               _________________________________
                                               Signature




                                               _________________________________
                                               Signature





                                               Please mark, date and sign as
                                               your name appears above and
                                               return in the enclosed envelope.
                                               If acting as executor,
                                               administrator, trustee, guardian,
                                               etc. you should so indicate when
                                               signing. If the signer is a
                                               corporation, please sign the full
                                               corporate name, by a duly
                                               authorized officer. If shares are
                                               held jointly, each stockholder
                                               named should sign.